FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-02

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-180779) for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”) or Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”, and collectively with Morgan Stanley, the “Co-Lead Managers”).  This material was not produced by a Morgan Stanley or BofA Merrill Lynch research analyst, although it may refer to a Morgan Stanley or BofA Merrill Lynch research analyst or research report.  Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of Morgan Stanley or BofA Merrill Lynch or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Co-Lead Managers that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein.  The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein.  Trading desk materials are not independent of the proprietary interests of Morgan Stanley or BofA Merrill Lynch, which may conflict with your interests. Each of the Co-Lead Managers may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein.  This is not a research report and was not prepared by the research departments of Morgan Stanley or BofA Merrill Lynch.  It was prepared by sales, trading, banking or other non-research personnel of Morgan Stanley or BofA Merrill Lynch.  This material is not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material.  This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted.

The securities/instruments discussed in this material may not be suitable for all investors.  This material has been prepared and issued by the Co-Lead Managers for intended distribution to market professionals and institutional investor clients.  Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.  You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors.  There may be time limitations on the exercise of options or other rights in securities/instruments transactions.  Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized.  Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates.  Other events not taken into account may occur and may significantly affect the projections or estimates.  Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Co-Lead Managers do not represent that any such assumptions will reflect actual future events.  Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein.   Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by Morgan Stanley or BofA Merrill Lynch that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Co-Lead Managers and each recipient hereof agree that they (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure.  For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.

In the United Kingdom, this free writing prospectus is directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”). This free writing prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this free writing prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

														MORTGAGED PROPERTY CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Address	City	County	State	Zip Code	Year Built	Year Renovated
Loan	3	1	Chrysler East Building	11.8%	MSMCH	MSMCH	$165,000,000	$165,000,000	$165,000,000	$355.61	Acquisition	Tishman Speyer Properties	Fund I Extension, L.L.C.	1	Office	Urban	Fee	NAP	666 Third Avenue	New York	New York	NY	10017	1952	2000
Loan		2	Solomon Pond Mall	7.9%	MSMCH	MSMCH	$110,000,000	$109,695,291	$87,622,065	$274.74	Refinance	Mayflower Realty LLC	Mayflower Realty LLC	1	Retail	Regional Mall	Fee	NAP	601 Donald Lynch Boulevard	Marlborough	Middlesex	MA	01752	1996	NAP
Loan	4, 6	3	Millennium Boston Retail	7.7%	MSMCH	MSMCH	$108,000,000	$108,000,000	$88,914,210	$382.89	Refinance	Millennium Partners	Millennium CAF II LLC	2
Property		3.1	Millennium Place				$103,500,000	$103,500,000							Commercial Condominium	Commercial Condominium	Fee	NAP	175 Tremont Street	Boston	Suffolk	MA	02116	2004	NAP
Property		3.2	One Charles Street				$4,500,000	$4,500,000							Commercial Condominium	Commercial Condominium	Fee	NAP	One Charles Street	Boston	Suffolk	MA	02116	2005	NAP
Loan	5, 6	4	Hilton Boston Back Bay	7.4%	MSMCH	MSMCH	$103,000,000	$103,000,000	$94,225,226	$264,102.56	Refinance	Ashford Hospitality; Prudential Real Estate Investors	Ashford Hospitality Limited Partnership; PRISA III REIT Operating LP	1	Hospitality	Full Service	Fee	NAP	40 Dalton Street	Boston	Suffolk	MA	02115	1982; 1998	2007-2008
Loan	4, 7	5	Barnett Industrial Portfolio	4.4%	BANA	BANA	$61,000,000	$61,000,000	$44,335,351	$29.23	Refinance	Joel Barnett	Joel Barnett	20
Property		5.1	Barnett Industrial Portfolio - McHenry				$11,123,706	$11,123,706							Industrial	Warehouse	Fee	NAP	1100 Corporate Drive	McHenry	McHenry	IL	60050	1999	NAP
Property		5.2	Barnett Industrial Portfolio - Kansas City II				$5,035,732	$5,035,732							Industrial	Warehouse	Fee	NAP	1601 Saint Louis Avenue	Kansas City	Jackson	MO	64101	1974	NAP
Property		5.3	Barnett Industrial Portfolio - Thorn Hill				$5,035,732	$5,035,732							Industrial	Warehouse	Fee	NAP	760 Commonwealth Drive	Pittsburgh	Butler	PA	15986	1975	2001
Property		5.4	Barnett Industrial Portfolio - Kansas City				$4,810,251	$4,810,251							Industrial	Warehouse	Fee	NAP	7601 Northwest 107th Terrace	Kansas City	Platte	MO	64153	1982	NAP
Property		5.5	Barnett Industrial Portfolio - St. Louis				$3,637,753	$3,637,753							Industrial	Warehouse	Fee	NAP	2001 Innerbelt Business Center Drive	Overland	St. Louis	MO	63114	1987; 2000	NAP
Property		5.6	Barnett Industrial Portfolio - Waterfront				$3,457,368	$3,457,368							Industrial	Warehouse	Fee	NAP	700 East Waterfront Drive	Munhall	Allegheny	PA	15120	2001	NAP
Property		5.7	Barnett Industrial Portfolio - Lombard				$3,269,468	$3,269,468							Industrial	Warehouse	Fee	NAP	970 Lombard Road	Lombard	DuPage County	IL	60148	1995	NAP
Property		5.8	Barnett Industrial Portfolio - Lebanon				$2,908,699	$2,908,699							Industrial	Warehouse	Leasehold	10/25/2035	1637 Kingsview Drive	Lebanon	Warren	OH	45036	2006	NAP
Property		5.9	Barnett Industrial Portfolio - Pittsburgh				$2,705,766	$2,705,766							Industrial	Warehouse	Fee	NAP	5350 Campbells Run Road	Pittsburgh	Allegheny	PA	15205	1973	1998; 2002
Property		5.10	Barnett Industrial Portfolio - Edgerton				$2,517,866	$2,517,866							Industrial	Warehouse	Fee	NAP	130-150 West Edgerton Avenue	Milwaukee	Milwaukee	WI	53207	1973; 1987	NAP
Property		5.11	Barnett Industrial Portfolio - Decatur				$2,329,966	$2,329,966							Industrial	Warehouse	Fee	NAP	5740 Decatur Boulevard	Indianapolis	Marion	IN	46241	1998	NAP
Property		5.12	Barnett Industrial Portfolio - El Paso				$2,254,805	$2,254,805							Industrial	Warehouse	Fee	NAP	9601 Pan American Drive	El Paso	El Paso	TX	79927	1985	NAP
Property		5.13	Barnett Industrial Portfolio - South Bend				$1,954,165	$1,954,165							Industrial	Warehouse	Fee	NAP	6851 Enterprise Drive	South Bend	St. Joseph	IN	46628	1999	NAP
Property		5.14	Barnett Industrial Portfolio - Libertyville				$1,879,004	$1,879,004							Industrial	Warehouse	Fee	NAP	2001 West Kelley Court	Libertyville	Lake County	IL	60048	2001	NAP
Property		5.15	Barnett Industrial Portfolio - Cincinnati				$1,766,264	$1,766,264							Industrial	Warehouse	Fee	NAP	6851 Steger Drive	Cincinnati	Hamilton	OH	45237	1999	NAP
Property		5.16	Barnett Industrial Portfolio - Memphis				$1,728,684	$1,728,684							Industrial	Warehouse	Fee	NAP	4049-4083 East Raines Road	Memphis	Shelby	TN	38118	1973	NAP
Property		5.17	Barnett Industrial Portfolio - Dayton				$1,465,623	$1,465,623							Industrial	Flex Industrial	Fee	NAP	6501 Centerville Business Parkway	Centerville	Montgomery	OH	45459	1996	NAP
Property		5.18	Barnett Industrial Portfolio - Romeoville				$1,240,143	$1,240,143							Industrial	Warehouse	Fee	NAP	737 Oakridge Drive	Romeoville	Will	IL	60446	1992	NAP
Property		5.19	Barnett Industrial Portfolio - Columbia				$1,127,403	$1,127,403							Industrial	Warehouse	Fee	NAP	103 Vantage Point Drive	Cayce	Lexington	SC	29172	1997	2007
Property		5.20	Barnett Industrial Portfolio - Chicago Ridge				$751,602	$751,602							Industrial	Warehouse	Fee	NAP	10047 Virginia Avenue	Chicago Ridge	Cook	IL	60415	1995	NAP
Loan	4, 7	6	Storage Post Portfolio	3.7%	BANA	BANA	$52,200,000	$52,200,000	$52,200,000	$101.86	Acquisition	Storage Post HHF Venture, LLC	Storage Post HHF Venture, LLC	6
Property		6.1	Storage Post Portfolio - Long Island				$16,000,000	$16,000,000							Self Storage	Self Storage	Fee	NAP	30-28 Starr Avenue	Long Island City	Queens	NY	11101	1913	1990
Property		6.2	Storage Post Portfolio - Yonkers				$10,300,000	$10,300,000							Self Storage	Self Storage	Fee	NAP	131 Saw Mill River Road	Yonkers	Westchester	NY	10701	1919	1997
Property		6.3	Storage Post Portfolio - Jersey City				$7,500,000	$7,500,000							Self Storage	Self Storage	Fee	NAP	181-203 Broadway	Jersey City	Hudson	NJ	07306	2003	NAP
Property		6.4	Storage Post Portfolio - Linden				$7,200,000	$7,200,000							Self Storage	Self Storage	Fee	NAP	401 South Park Avenue	Linden	Union	NJ	07036	2004	NAP
Property		6.5	Storage Post Portfolio - Suffern				$6,800,000	$6,800,000							Self Storage	Self Storage	Fee	NAP	2 Dunnigan Drive	Ramapo	Rockland	NY	10901	2002	NAP
Property		6.6	Storage Post Portfolio - Webster				$4,400,000	$4,400,000							Self Storage	Self Storage	Fee	NAP	4077 Park Avenue	Bronx	Westchester	NY	10457	1931	2004
Loan		7	Valley West Mall	3.6%	MSMCH	MSMCH	$50,000,000	$49,934,224	$39,891,226	$58.30	Refinance	Stephen M. Watson; Watson Centers, Inc.	Stephen M. Watson; Watson Centers, Inc.	1	Retail	Regional Mall	Fee	NAP	1551 Valley West Drive	West Des Moines	Polk	IA	50266	1975	2004
Loan		8	Scripps Research Building	3.0%	MSMCH	MSMCH	$42,000,000	$42,000,000	$26,259,185	$374.46	Refinance	Lankford & Associates, Inc.	Robert V. Lankford	1	Office	Medical	Fee	NAP	3545 Cray Court	La Jolla	San Diego	CA	92121	1999	NAP
Loan	6, 8	9	Amazon Fulfillment Center	2.9%	MSMCH	MSMCH	$40,800,000	$40,800,000	$40,800,000	$40.15	Acquisition	Cole Real Estate Investments	Cole REIT III Operating Partnership, LP	1	Industrial	Warehouse	Fee	NAP	7200 Discovery Drive	Chattanooga	Hamilton	TN	37416	2011	NAP
Loan	6	10	Le Meridien Parker Palm Springs	2.7%	MSMCH	MSMCH	$37,000,000	$37,000,000	$29,857,216	$256,944.44	Refinance	Adam Parker Glick	Adam Parker Glick	1	Hospitality	Resort	Fee	NAP	4200 East Palm Canyon Drive	Palm Springs	Riverside	CA	92264	1959	2004
Loan		11	Westborough Shopping Center	2.5%	MSMCH	MSMCH	$35,000,000	$35,000,000	$29,614,239	$98.05	Refinance	Eugene S. Colangelo	Eugene S. Colangelo	1	Retail	Anchored	Fee	NAP	18 & 30 Lyman Street	Westborough	Worcester	MA	01581	1975-2004	2006
Loan		12	Court at Grant Avenue	2.2%	MSMCH	MSMCH	$31,000,000	$31,000,000	$26,356,484	$192.59	Refinance	Peter C. Abrams; Jignesh Pandya	Peter C. Abrams; Jignesh Pandya	1	Retail	Anchored	Fee	NAP	2550 Grant Avenue	Philadelphia	Philadelphia	PA	19154	2011	NAP
Loan	4, 7	13	Supertel Hospitality Portfolio	2.2%	MSMCH	MSMCH	$30,622,000	$30,546,485	$25,274,783	$21,037.52	Refinance	Supertel Hospitality Inc.	Supertel Hospitality Inc.	22
Property		13.1	Supertel Hospitality Portfolio - Comfort Inn - Morgantown, WV				$2,639,000	$2,632,492							Hospitality	Limited Service	Fee	NAP	225 Comfort Inn Drive	Morgantown	Monongalia	WV	26508	1986	NAP
Property		13.2	Supertel Hospitality Portfolio - Hampton Inn - Shelby, NC				$2,639,000	$2,632,492							Hospitality	Limited Service	Fee	NAP	2012 East Marion Street	Shelby	Cleveland	NC	28152	1989	NAP
Property		13.3	Supertel Hospitality Portfolio - Key West Inn - Key Largo, FL				$1,814,000	$1,809,527							Hospitality	Limited Service	Fee	NAP	201 Ocean Drive	Key Largo	Monroe	FL	33037	1987	NAP
Property		13.4	Supertel Hospitality Portfolio - Super 8 - Creston, IA				$1,814,000	$1,809,527							Hospitality	Limited Service	Fee	NAP	804 West Taylor Street	Creston	Union	IA	50801	1978; 1991	NAP
Property		13.5	Supertel Hospitality Portfolio - Comfort Inn - Princeton, WV				$1,759,000	$1,754,662							Hospitality	Limited Service	Fee	NAP	136 Ambrose Lane	Princeton	Mercer	WV	24740	1985	NAP
Property		13.6	Supertel Hospitality Portfolio - Super 8 - Coralville, IA				$1,759,000	$1,754,662							Hospitality	Limited Service	Fee	NAP	611 1st Avenue	Coralville	Johnson	IA	52241	1985	NAP
Property		13.7	Supertel Hospitality Portfolio - Comfort Inn - New Castle, PA				$1,759,000	$1,754,662							Hospitality	Limited Service	Fee	NAP	1740 New Butler Road	New Castle	Lawrence	PA	16101	1987	NAP
Property		13.8	Supertel Hospitality Portfolio - Comfort Inn - Farmville, VA				$1,704,000	$1,699,798							Hospitality	Limited Service	Fee	NAP	2108 South Main Street	Farmville	Prince Edward	VA	23901	1985	NAP
Property		13.9	Supertel Hospitality Portfolio - Super 8 - Menomonie, WI				$1,539,000	$1,535,205							Hospitality	Limited Service	Fee	NAP	1622 North Broadway Street	Menomonie	Dunn	WI	54751	1990	NAP
Property		13.10	Supertel Hospitality Portfolio - Super 8 - Keokuk, IA				$1,429,000	$1,425,476							Hospitality	Limited Service	Fee	NAP	3511 Main Street	Keokuk	Lee	IA	52632	1985	NAP
Property		13.11	Supertel Hospitality Portfolio - Super 8 - O’Neill, NE				$1,319,000	$1,315,747							Hospitality	Limited Service	Fee	NAP	106 East Highway 20	O’Neill	Holt	NE	68763	1982	NAP
Property		13.12	Supertel Hospitality Portfolio - Comfort Inn - Culpeper, VA				$1,209,000	$1,206,019							Hospitality	Limited Service	Fee	NAP	890 Willis Lane	Culpeper	Culpeper	VA	22701	1986	NAP
Property		13.13	Supertel Hospitality Portfolio - Super 8 - Storm Lake, IA				$1,209,000	$1,206,019							Hospitality	Limited Service	Fee	NAP	101 West Milwaukee Avenue	Storm Lake	Buena Vista	IA	50588	1990	NAP
Property		13.14	Supertel Hospitality Portfolio - Days Inn - Farmville, VA				$1,100,000	$1,097,287							Hospitality	Limited Service	Fee	NAP	2011 South Main Street	Farmville	Prince Edward	VA	23901	1990	NAP
Property		13.15	Supertel Hospitality Portfolio - Super 8 - Burlington, IA				$1,100,000	$1,097,287							Hospitality	Limited Service	Fee	NAP	3001 Kirkwood Street	Burlington	Des Moines	IA	52601	1986	NAP
Property		13.16	Supertel Hospitality Portfolio - Comfort Inn - Chambersburg, PA				$1,100,000	$1,097,287							Hospitality	Limited Service	Fee	NAP	3301 Black Gap Road	Chambersburg	Franklin	PA	17202	1982	NAP
Property		13.17	Supertel Hospitality Portfolio - Hampton Inn - Cleveland, TN				$1,045,000	$1,042,423							Hospitality	Limited Service	Fee	NAP	185 James Asbury Drive NW	Cleveland	Bradley	TN	37312	1993	NAP
Property		13.18	Supertel Hospitality Portfolio - Super 8 - Portage, WI				$880,000	$877,830							Hospitality	Limited Service	Fee	NAP	3000 New Pinery Road	Portage	Columbia	WI	53901	1987	NAP
Property		13.19	Supertel Hospitality Portfolio - Quality Inn - Danville, KY				$715,000	$713,237							Hospitality	Limited Service	Fee	NAP	96 Daniel Drive	Danville	Boyle	KY	40422	1994	NAP
Property		13.20	Supertel Hospitality Portfolio - Super 8 - Pittsburg, KS				$715,000	$713,237							Hospitality	Limited Service	Fee	NAP	3108 North Broadway Street	Pittsburg	Crawford	KS	66762	1987	NAP
Property		13.21	Supertel Hospitality Portfolio - Super 8 - Mt. Pleasant, IA				$715,000	$713,237							Hospitality	Limited Service	Fee	NAP	1000 North Grand Avenue	Mount Pleasant	Henry	IA	52641	1988	NAP
Property		13.22	Supertel Hospitality Portfolio - Comfort Inn - Rocky Mount, VA				$660,000	$658,372							Hospitality	Limited Service	Fee	NAP	1730 North Main Street	Rocky Mountain	Franklin	VA	24151	1989	NAP
Loan	6, 9	14	Embassy Suites Napa Valley	2.0%	BANA	BANA	$28,500,000	$28,403,747	$23,445,906	$138,554.86	Refinance	FelCor Lodging Limited Partnership	FelCor Lodging Limited Partnership	1	Hotel	Full Service	Fee	NAP	1075 California Boulevard	Napa	Napa	CA	94559	1985	2011
Loan	10	15	Concorde Green Retail	1.9%	MSMCH	MSMCH	$27,000,000	$26,929,126	$21,516,354	$134.30	Refinance	Frank Schwab; Frank Greco; Luigi Tenuta; Carmine Presta; Dominic Presta; Francisco Chilelli; Alfredo Presta	Frank Schwab; Frank Greco; Luigi Tenuta; Carmine Presta; Dominic Presta; Francisco Chilelli	1	Retail	Anchored	Fee	NAP	19-171 E. North Avenue & 1100-1136 Bloomingdale Rd.	Glendale Heights	DuPage	IL	60139	1998	2008
Loan		16	3555 Timmons	1.8%	MSMCH	MSMCH	$25,000,000	$25,000,000	$21,255,230	$110.67	Refinance	Unilev Capital Corp. of Texas	Dan Levy; Raymond Levy; Jed R. Manocherian	1	Office	Urban	Fee	NAP	3555 Timmons Lane	Houston	Harris	TX	77027	1982	NAP
Loan		17	Sunvalley Shopping Center Fee	1.7%	MSMCH	MSMCH	$24,000,000	$23,931,288	$19,000,836	$17.88	Refinance	Taubman Realty Group L.P.	The Taubman Realty Group Limited Partnership	1	Leased Fee	Regional Mall	Fee	NAP	1 Sunvalley Mall	Concord	Contra Costa	CA	94520	1967	1990-1991; 2011-2012
Loan	4, 7	18	Agree Retail Portfolio	1.7%	MSMCH	MSMCH	$23,640,000	$23,640,000	$23,640,000	$129.26	Refinance	Agree Realty Corporation	Agree Limited Partnership	12
Property		18.1	Agree Retail Portfolio - CVS				$4,752,000	$4,752,000			Refinance				Retail	Anchored	Fee	NAP	2050 Blue Oaks Boulevard	Roseville	Placer	CA	95747	2009	NAP
Property		18.2	Agree Retail Portfolio - Wawa				$2,534,000	$2,534,000			Refinance				Leased Fee	Anchored	Fee	NAP	6541 Eastern Avenue	Baltimore	Baltimore	MD	21224	2012	NAP
Property		18.3	Agree Retail Portfolio - Chase - Spring Grove				$2,313,000	$2,313,000			Refinance				Leased Fee	Anchored	Fee	NAP	2311 US Route 12	Spring Gove	McHenry	IL	60081	2007	NAP
Property		18.4	Agree Retail Portfolio - AT&T				$2,186,000	$2,186,000			Refinance				Retail	Anchored	Fee	NAP	314 South College Road	Wilmington	New Hanover	NC	28403	2010	NAP
Property		18.5	Agree Retail Portfolio - National Tire - Dallas				$1,844,000	$1,844,000			Refinance				Retail	Anchored	Fee	NAP	11690 Forest Central Drive	Dallas	Dallas	TX	75243	2011	NAP
Property		18.6	Agree Retail Portfolio - Chase - Macomb				$1,793,000	$1,793,000			Refinance				Leased Fee	Anchored	Fee	NAP	20851 Hall Road	Macomb	Macomb	MI	48044	2008	NAP
Property		18.7	Agree Retail Portfolio - Walgreens				$1,768,000	$1,768,000			Refinance				Retail	Anchored	Fee	NAP	414C Mary Esther Boulevard	Fort Walton Beach	Okaloosa	FL	32548	1999	NAP
Property		18.8	Agree Retail Portfolio - Kohl’s				$1,628,000	$1,628,000			Refinance				Retail	Anchored	Leasehold	1/2/2017	2010 Apalachee Parkway	Tallahassee	Leon	FL	32301	2007	NAP
Property		18.9	Agree Retail Portfolio - National Tire - Madison				$1,552,000	$1,552,000			Refinance				Retail	Anchored	Fee	NAP	7521 US Highway 72	Madison	Madison	AL	35758	2011	NAP
Property		18.10	Agree Retail Portfolio - Chase - Southfield				$1,483,000	$1,483,000			Refinance				Leased Fee	Anchored	Fee	NAP	29955 Southfield Road	Southfield	Oakland	MI	48076	2009	NAP
Property		18.11	Agree Retail Portfolio - Advance Auto Parts - Marietta				$900,000	$900,000			Refinance				Retail	Anchored	Fee	NAP	2520 Sandy Plains Road	Marietta	Cobb	GA	30066	1988	2011
Property		18.12	Agree Retail Portfolio - Advance Auto Parts - Walker				$887,000	$887,000			Refinance				Retail	Anchored	Fee	NAP	4250 Lake Michigan Drive Northwest	Walker	Kent	MI	49534	1990	2011
Loan		19	494 Broadway	1.6%	MSMCH	MSMCH	$23,000,000	$22,971,657	$18,544,128	$1,753.29	Refinance	Joseph J. Sitt	Joseph J. Sitt	1	Mixed Use	Retail/Office	Fee	NAP	494 Broadway	New York	New York	NY	10012	1900	2002
Loan		20	Riverside Market	1.6%	MSMCH	MSMCH	$22,500,000	$22,500,000	$18,024,324	$153.53	Refinance	Shadrall Associates LP	Shadrall Associates	1	Retail	Anchored	Fee	NAP	5300 Tchoupitoulas Street	New Orleans	Orleans	LA	70115	1986	NAP
Loan		21	Village on Whitesburg	1.5%	MSMCH	MSMCH	$20,325,000	$20,271,398	$16,333,557	$171.27	Refinance	John F. Smithgall; Max J. Grelier, III	John Smithgall; Maximilian J. Grelier	1	Retail	Anchored	Fee	NAP	4800 Whitesburg Dr SE	Huntsville	Madison	AL	35802	1987	2006
Loan		22	Trainers Corner Shopping Center	1.3%	MSMCH	MSMCH	$18,750,000	$18,750,000	$15,565,362	$117.49	Refinance	Peter Abrams; Fred Levin; Michael McCarthy; Dennis McCarthy	Peter Abrams; Fred Levin; Michael McCarthy; Dennis McCarthy	1	Retail	Anchored	Fee/Leasehold	6/30/2078	218 N. West End Boulevard	Quakertown	Bucks	PA	18951	1980	2003
Loan		23	345 Adams Street Retail	1.3%	MSMCH	MSMCH	$18,500,000	$18,500,000	$15,642,627	$533.63	Refinance	Joshua L. Muss and/or Jason A. Muss	Joshua L. Muss	1	Commercial Condominium	Commercial Condominium	Fee	NAP	345 Adams Street	Brooklyn	Kings	NY	11201	1960	2012
Loan		24	United Artists Theatres at Steinway Street	1.3%	MSMCH	MSMCH	$17,500,000	$17,500,000	$12,720,626	$208.33	Refinance	Forest City Enterprises, Inc.	Forest City Enterprises, Inc.	1	Retail	Unanchored	Fee	NAP	35-30 38th Street	Astoria	Queens	NY	11102	1999	NAP
Loan		25	Oakridge Office Park	1.2%	MSMCH	MSMCH	$16,125,000	$16,125,000	$13,153,797	$51.11	Refinance	TPF VI Sub LLC; Tower Realty Partners, Inc.	TPF VI Sub LLC; Reid Berman; Clifford Stein	1	Office	Suburban	Fee	NAP	1500-1636 West Oak Ridge Road & 5815-6031 Rio Grande Ave	Orlando	Orange	FL	32809	1966-1967; 1978; 1983	NAP
Loan		26	10 Park Place	1.1%	MSMCH	MSMCH	$15,000,000	$15,000,000	$11,779,826	$94.93	Refinance	Berger Organization, LLC; Miles Berger	Miles Berger	1	Office	Urban	Fee	NAP	10 Park Place	Newark	Essex	NJ	07102	1928	1989
Loan		27	Yorkridge Center North	1.0%	MSMCH	MSMCH	$13,650,000	$13,650,000	$10,911,656	$118.52	Refinance	Edward St. John, LLC	Edward St. John, LLC	1	Mixed Use	Office/Flex Industrial	Fee	NAP	10540-10626 York Road	Cockeysville	Baltimore	MD	21030	1985; 1988	NAP
Loan		28	440 Broadway	1.0%	MSMCH	MSMCH	$13,250,000	$13,250,000	$10,524,105	$1,529.14	Refinance	Joseph J. Sitt	Joseph J. Sitt	1	Retail	Unanchored	Fee	NAP	440 Broadway	New York	New York	NY	10012	1910	1988
Loan	7	29	Maryland Tech Center	0.9%	MSMCH	MSMCH	$13,000,000	$12,984,713	$10,556,995	$105.74	Refinance	Edward St. John, LLC	Edward St. John, LLC	1	Industrial	Flex Industrial	Fee	NAP	4801, 4831, 4861 and 4891 Telsa Drive	Bowie	Prince George’s	MD	20715	2001-2002	NAP
Loan		30	North Ridge Shopping Center	0.9%	BANA	BANA	$12,500,000	$12,500,000	$10,679,538	$73.61	Refinance	Simon Property Group, Inc.	Simon Property Group, Inc.	1	Retail	Anchored	Fee	NAP	6010 Falls of the Neuse Road	Raleigh	Wake	NC	27609	1980	2010
Loan		31	Best Buy - Orange, CA	0.9%	MSMCH	MSMCH	$12,000,000	$12,000,000	$9,779,085	$262.73	Refinance	Continental Development Corporation	Continental Development Corporation	1	Retail	Anchored	Fee	NAP	2375 North Tustin Street	Orange	Orange	CA	92865	2008	NAP
Loan		32	Santa Fe Springs Marketplace	0.9%	MSMCH	MSMCH	$12,000,000	$12,000,000	$9,666,738	$119.84	Refinance	Watt Companies	Watt Properties, Inc.	1	Retail	Anchored	Fee	NAP	7810-7930 Norwalk Boulevard and 11125-11233 Washington Boulevard	Santa Fe Springs	Los Angeles	CA	90606	1988	NAP
Loan		33	Pine Tree Shoppes	0.8%	MSMCH	MSMCH	$11,000,000	$10,973,877	$8,997,130	$148.55	Refinance	Gerald Bonar	Gerald Anthony Bonar	1	Retail	Anchored	Fee	NAP	12063 Perry Highway	Wexford	Allegheny	PA	15090	2000	NAP
Loan	5	34	Courtyard by Marriott Amarillo	0.8%	MSMCH	MSMCH	$10,790,000	$10,790,000	$7,994,006	$100,841.12	Refinance	Newcrest Hotels, LP; Chirag Patel; Mehul Patel	Chirag Patel; Mehul Patel	1	Hospitality	Full Service	Fee	NAP	724 South Polk Street	Amarillo	Potter	TX	79101	1927	2010
Loan		35	Hampton Inn - Lexington	0.7%	MSMCH	MSMCH	$9,800,000	$9,800,000	$7,290,022	$78,400.00	Refinance	Blake Lugash	Susan Myers	1	Hospitality	Limited Service	Fee	NAP	2251 Elkhorn Road	Lexington	Fayette	KY	40505	1988	2011
Loan	6	36	Bellevue Town Center	0.6%	MSMCH	MSMCH	$9,000,000	$9,000,000	$8,186,376	$121.18	Acquisition	Rubicon US REIT INC	Rubicon US REIT INC	1	Retail	Anchored	Fee	NAP	2064 Lime Kiln Road	Bellevue	Brown	WI	54311	2004	NAP
Loan	6	37	Addison Office	0.6%	MSMCH	MSMCH	$8,800,000	$8,800,000	$7,076,665	$48.46	Refinance	Luzzatto Real Estate Value Fund I, L.P.	Luzzatto Real Estate Value Fund I, L.P.	1	Office	Flex Industrial	Fee	NAP	4550 Excel Pkwy	Addison	Dallas	TX	75001	1996	NAP
Loan		38	303 West Erie Street	0.6%	MSMCH	MSMCH	$8,175,000	$8,175,000	$6,623,955	$131.15	Refinance	Cedar Street Capital III LLC	Alex Samoylovich; Jay Michael	1	Office	Urban	Fee	NAP	303 West Erie Street	Chicago	Cook	IL	60610	1907; 1911	1989
Loan		39	Belton Marketplace	0.6%	MSMCH	MSMCH	$8,000,000	$8,000,000	$6,442,263	$116.26	Refinance	John I. Silverman; Aaron Boyle; Jeffrey M. Vittert	John I. Silverman; T. Aaron Boyle; Jeffrey M. Vittert	1	Retail	Anchored	Fee	NAP	1101-1157 East North Avenue	Belton	Cass	MO	64012	2007	NAP
Loan		40	Main Place	0.6%	MSMCH	MSMCH	$7,700,000	$7,681,789	$6,302,149	$90.89	Refinance	Kerry S. Gilbert	Kerry S. Gilbert	1	Office	Urban	Fee	NAP	1111 Main Street	Vancouver	Clark County	WA	98660	1990	NAP
Loan	4	41	Texan Apartment Portfolio	0.5%	MSMCH	MSMCH	$7,100,000	$7,090,958	$5,694,670	$253,248.50	Refinance	Mitch Ely	Mitch Ely	2
Property		41.1	Texan Apartment Portfolio - 5117 N. Lamar				$5,666,000	$5,658,784							Multifamily	Student Housing	Fee	NAP	5117 N. Lamar Blvd.	Austin	Travis	TX	78751	2011	NAP
Property		41.2	Texan Apartment Portfolio - 304 E. 30th St.				$1,434,000	$1,432,174							Multifamily	Student Housing	Fee	NAP	304 East 30th Street	Austin	Travis	TX	78705	2010	NAP
Loan		42	Brentwood on Wilshire	0.5%	MSMCH	MSMCH	$7,000,000	$7,000,000	$6,418,887	$257.28	Refinance	Sidney E. Tessler	Sidney E. Tessler	1	Office	Suburban	Fee	NAP	11925 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90025	1991	2008
Loan		43	34 Gansevoort	0.5%	MSMCH	MSMCH	$7,000,000	$7,000,000	$5,826,000	$689.18	Refinance	Ralph Sitt	Ralph Sitt	1	Retail	Unanchored	Fee	NAP	34 Gansevoort Street	New York	New York	NY	10014	1910	1999
Loan		44	Walgreens - Ossining, NY	0.5%	MSMCH	MSMCH	$6,300,000	$6,292,558	$5,112,619	$469.66	Acquisition	Barbara Epis	Barbara Epis	1	Retail	Anchored	Fee	NAP	78 Croton Avenue	Ossining	Westchester	NY	10562	2012	NAP
Loan		45	Walgreens - Austin, TX	0.4%	JNLIC	MSMCH	$5,500,000	$4,994,265	$44,248	$336.99	Acquisition	David Darr	David Darr	1	Retail	Anchored	Fee	NAP	120 W. Slaughter Lane	Austin	Travis	TX	78745	2010	NAP
Loan		46	Walgreens - Abilene, TX	0.3%	MSMCH	MSMCH	$4,800,000	$4,794,545	$3,917,646	$329.52	Acquisition	Worthy Family Revocable Trust	Stephen Worthy; Roxanne Worthy	1	Retail	Anchored	Fee	NAP	1005 N Judge Ely Blvd	Abilene	Taylor	TX	79601	2012	NAP
Loan		47	Lowe’s Center Outparcels	0.3%	MSMCH	MSMCH	$4,750,000	$4,744,772	$3,894,832	$106.83	Refinance	Marc Nathanson; Robert Shipp	Mapleton/RDS Holdings, LLC	1	Retail	Unanchored	Fee	NAP	9867 - 9915 Magnolia Avenue	Riverside	Riverside	CA	92503	2001	NAP
Loan		48	Walgreens - Fayetteville, NC	0.3%	MSMCH	MSMCH	$4,605,000	$4,605,000	$4,226,706	$310.73	Acquisition	Arthur Levy; Myrna Levy; Bryan Levy	Arthur W. and Myrna E. Levy Family Trust; Bryan A. Levy	1	Retail	Anchored	Fee	NAP	6330 Raeford Road	Fayetteville	Cumberland	NC	28304	2012	NAP
Loan		49	Lantana Apartments	0.3%	MSMCH	MSMCH	$4,600,000	$4,594,517	$3,727,955	$91,890.35	Refinance	StoneCreek Properties	David M. Harvey	1	Multifamily	Garden	Fee	NAP	1802 West Avenue	Austin	Travis	TX	78701	1962	1998; 2011
Loan		50	Walgreens - Edgewood Rd., Cedar Rapids, IA	0.3%	JNLIC	MSMCH	$4,400,000	$4,337,690	$27,707	$292.69	Refinance	Jamie J. Javors	Jamie J. Javors	1	Retail	Anchored	Fee	NAP	324 Edgewood Road NW	Cedar Rapids	Linn	IA	52405	2010	NAP
Loan		51	Grosse Pointe Retail & Office	0.3%	MSMCH	MSMCH	$4,185,000	$4,185,000	$3,382,893	$129.30	Refinance	Premiere Equities GP, LLC	R. Timothy Heath; Ram Gunabalan M.D.; Ram Gunabalan, M.D. as Trustee of the Ram Gunabalan Revocable Living Trust	1	Mixed Use	Retail/Office	Fee	NAP	21 Kercheval Avenue	Grosse Pointe Farms	Wayne	MI	48236	1929	2011
Loan		52	Walgreens - O’Fallon, MO	0.3%	JNLIC	MSMCH	$4,900,000	$4,102,458	$31,531	$271.33	Acquisition	Mark Sedgwick; Robert Sherwood; Joseph Ciapciak; George Meyer	Mark A. Sedgwick; Robert E. Sherwood; Joseph P. Ciapciak; George F. Meyer III; Douglas C. Huff	1	Retail	Anchored	Fee	NAP	1490 Mexico Loop Road East	O’Fallon	St. Charles	MO	63366	2004	NAP
Loan		53	Walgreens - Chicago, IL	0.3%	JNLIC	MSMCH	$4,900,000	$4,062,527	$30,971	$299.77	Acquisition	Ori Fogel; Malka Fogel	Ori B. Fogel; Malka Fogel	1	Retail	Anchored	Fee	NAP	5874 S. Archer Ave	Chicago	Cook	IL	60638	2004	NAP
Loan		54	Canoga Park Big Lots	0.3%	MSMCH	MSMCH	$4,000,000	$4,000,000	$2,959,099	$124.64	Refinance	Shadrall Associates LP	Shadrall Associates	1	Retail	Anchored	Fee	NAP	21910 Sherman Way	Canoga Park	Los Angeles	CA	91303	1951	NAP
Loan		55	Walgreens - C Ave. NE, Cedar Rapids, IA	0.3%	JNLIC	MSMCH	$3,750,000	$3,694,835	$23,862	$249.31	Refinance	Jamie J. Javors	Jamie J. Javors	1	Retail	Anchored	Fee	NAP	5750 C Avenue NE	Cedar Rapids	Linn	IA	52402	2010	NAP
Loan		56	Hampton Inn Corydon	0.3%	MSMCH	MSMCH	$3,500,000	$3,494,362	$2,602,239	$51,387.67	Refinance	Greg Friedman; Keshav Patel; Mitul K. Patel	Gregory M. Friedman; Keshav Patel; Mitul K. Patel	1	Hospitality	Limited Service	Fee	NAP	2455 Landmark Ave	Corydon	Harrison County	IN	47112	1998	2008
Loan		57	Polaris Commerce Center	0.2%	MSMCH	MSMCH	$3,300,000	$3,295,960	$2,663,434	$61.24	Refinance	Browning Consolidated, Inc.	Browning Consolidated, Inc.	1	Office	Suburban	Fee	NAP	400 Lazelle Road	Columbus	Delaware	OH	43240	1998	NAP
Loan	4	58	Bridgestone & Dollar General Portfolio	0.2%	MSMCH	MSMCH	$3,300,000	$3,289,235	$2,728,830	$188.23	Acquisition	Heath A. Stevens	Heath A. Stevens	2
Property		58.1	Bridgestone & Dollar General Portfolio - Bridgestone				$2,435,000	$2,427,057							Retail	Anchored	Fee	NAP	8400 N Lindbergh Boulevard	Florissant	St. Louis	MO	63031	2012	NAP
Property		58.2	Bridgestone & Dollar General Portfolio - Dollar General				$865,000	$862,178							Retail	Anchored	Fee	NAP	1790 South Beltline Road	Dallas	Dallas	TX	75253	2012	NAP
Loan		59	Lakeview Center	0.2%	MSMCH	MSMCH	$3,100,000	$3,096,557	$2,538,546	$161.62	Refinance	Y&O Investments, Inc.	Y&O Investments Inc.	1	Retail	Unanchored	Fee	NAP	2409 Lakeview Parkway	Rowlett	Dallas	TX	75088	2005	NAP
Loan		60	Walgreens - Bridgeton, NJ	0.2%	JNLIC	MSMCH	$4,000,000	$2,990,613	$28,083	$205.40	Acquisition	Bruce Goodman	Bruce A. Goodman	1	Retail	Anchored	Fee	NAP	9 Landis Ave	Upper Deerfield Township	Cumberland	NJ	08302	2004	NAP
Loan		61	Walgreens - Lincoln, NE	0.2%	KNA	MSMCH	$2,900,000	$2,566,523	$18,767	$173.18	Acquisition	James Strand	James W. Strand	1	Retail	Anchored	Fee	NAP	5500 Red Rock Lane	Lincoln	Lancaster	NE	68516	2007	NAP
Loan		62	Walgreens - North Ogden, UT	0.2%	JNLIC	MSMCH	$2,700,000	$2,472,701	$3	$170.65	Acquisition	Gary Hawkins	Gary R. Hawkins	1	Retail	Anchored	Leasehold	1/31/2033	2555 N. Washington Boulevard	North Ogden	Weber	UT	84414	2008	NAP
Loan	6	63	Marion Ridge Self Storage	0.1%	MSMCH	MSMCH	$1,700,000	$1,697,261	$1,263,944	$24.18	Acquisition	Natin Paul	Natin Paul	1	Self Storage	Self Storage	Fee	NAP	9600 Marion Ridge	Kansas City	Jackson	MO	64137	1997	NAP
Loan		64	CVS - Kings Mountain, NC	0.1%	MSMCH	MSMCH	$1,320,000	$1,317,952	$988,966	$130.17	Acquisition	Yoav Rubenstein	Y&O Investments Inc.; Daniel Benzvi	1	Retail	Unanchored	Fee	NAP	1017 Shelby Road	Kings Mountain	Cleveland	NC	28086	1998	NAP

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

											MORTGAGE LOAN CHARACTERISTICS
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Net Rentable Area SF/Units/Acres/ Rooms/Pads	Units of Measure	Occupancy Rate	Occupancy Rate As-of Date	Appraised Value	Appraisal As-of Date	Mortgage Rate	Administrative Fee Rate(2)	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity or ARD (mos.)	Remaining Term to Maturity or ARD (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date or ARD	Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	LTV Ratio at Maturity/ARD	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula
Loan	3	1	Chrysler East Building	11.8%	745,201	SF	96.3%	10/15/2012	$490,000,000	10/1/2012	4.310%	0.02365%	Actual/360	2	No	120	118	120	118	0	0	11/1/2012	12/7/2012	NAP	11/7/2022	NAP	$0.00	$600,855.90	$0	$7,210,271	Hard	In Place	No	NAP	NAP	2.07x	NAP	1.99x	54.1%	54.1%	0	0	Seventh	YM0.5 (26); DEF/YM0.5 (90); O (4)	A
Loan		2	Solomon Pond Mall	7.9%	399,266	SF	94.0%	11/9/2012	$200,000,000	9/25/2012	4.010%	0.02365%	Actual/360	2	No	120	118	0	0	360	358	10/10/2012	12/1/2012	NAP	11/1/2022	NAP	$525,791.19	$0.00	$6,309,494	$0	Hard	Springing	No	NAP	2.17x	NAP	2.10x	NAP	54.8%	43.8%	5	5	First	LO (26); DEF (87); O (7)
Loan	4, 6	3	Millennium Boston Retail	7.7%	282,066	SF	100.0%		$163,800,000		4.170%	0.02365%	Actual/360	0	No	120	120	11	11	360	360	12/20/2012	2/6/2013	1/6/2014	1/6/2023	NAP	$526,249.22	$380,512.50	$6,314,991	$4,566,150	Soft	Springing	No	NAP	1.59x	2.20x	1.56x	2.16x	65.9%	54.3%	0	0	Sixth	LO (24); DEF (92); O (4)
Property		3.1	Millennium Place		272,258	SF	100.0%	12/19/2012	$159,000,000	10/17/2012
Property		3.2	One Charles Street		9,808	SF	100.0%	12/19/2012	$4,800,000	10/17/2012
Loan	5, 6	4	Hilton Boston Back Bay	7.4%	390	Rooms	86.6%	10/31/2012	$176,000,000	10/25/2012	4.380%	0.02365%	Actual/360	0	No	60	60	0	0	360	360	12/17/2012	2/1/2013	NAP	1/1/2018	NAP	$514,567.62	$0.00	$6,174,811	$0	Soft	In Place	No	NAP	2.02x	NAP	1.81x	NAP	58.5%	53.5%	5	5	First	YM1 (24); DEF/YM1 (32); O (4)	B
Loan	4, 7	5	Barnett Industrial Portfolio	4.4%	2,086,585	SF	94.3%		$81,090,000		4.152%	0.02365%	Actual/360	0	No	120	120	0	0	300	300	12/4/2012	2/1/2013	NAP	1/1/2023	NAP	$327,122.05	$0.00	$3,925,465	$0	Hard	In-Place	No	NAP	1.75x	NAP	1.46x	NAP	75.2%	54.7%	4	4	First	LO (24); DEF (92); O (4)
Property		5.1	Barnett Industrial Portfolio - McHenry		378,325	SF	100.0%	11/20/2012	$14,800,000	10/11/2012
Property		5.2	Barnett Industrial Portfolio - Kansas City II		242,000	SF	100.0%	11/20/2012	$6,700,000	10/15/2012
Property		5.3	Barnett Industrial Portfolio - Thorn Hill		124,216	SF	100.0%	11/20/2012	$6,700,000	10/11/2012
Property		5.4	Barnett Industrial Portfolio - Kansas City		187,600	SF	100.0%	11/20/2012	$6,400,000	10/15/2012
Property		5.5	Barnett Industrial Portfolio - St. Louis		171,000	SF	53.2%	11/20/2012	$4,840,000	10/10/2012
Property		5.6	Barnett Industrial Portfolio - Waterfront		72,360	SF	100.0%	11/20/2012	$4,600,000	10/11/2012
Property		5.7	Barnett Industrial Portfolio - Lombard		42,920	SF	100.0%	11/20/2012	$4,350,000	10/11/2012
Property		5.8	Barnett Industrial Portfolio - Lebanon		77,950	SF	100.0%	11/20/2012	$3,800,000	10/15/2012
Property		5.9	Barnett Industrial Portfolio - Pittsburgh		52,000	SF	100.0%	11/20/2012	$3,600,000	10/11/2012
Property		5.10	Barnett Industrial Portfolio - Edgerton		120,000	SF	86.3%	11/20/2012	$3,350,000	10/10/2012
Property		5.11	Barnett Industrial Portfolio - Decatur		59,511	SF	100.0%	11/20/2012	$3,100,000	10/15/2012
Property		5.12	Barnett Industrial Portfolio - El Paso		89,000	SF	100.0%	11/20/2012	$3,000,000	10/15/2012
Property		5.13	Barnett Industrial Portfolio - South Bend		81,600	SF	100.0%	11/20/2012	$2,600,000	10/12/2012
Property		5.14	Barnett Industrial Portfolio - Libertyville		46,612	SF	100.0%	11/20/2012	$2,500,000	10/11/2012
Property		5.15	Barnett Industrial Portfolio - Cincinnati		36,981	SF	100.0%	11/20/2012	$2,350,000	10/10/2012
Property		5.16	Barnett Industrial Portfolio - Memphis		146,310	SF	100.0%	11/20/2012	$2,300,000	10/12/2012
Property		5.17	Barnett Industrial Portfolio - Dayton		50,250	SF	56.2%	11/20/2012	$1,950,000	10/10/2012
Property		5.18	Barnett Industrial Portfolio - Romeoville		32,500	SF	100.0%	11/20/2012	$1,650,000	10/11/2012
Property		5.19	Barnett Industrial Portfolio - Columbia		40,000	SF	100.0%	11/20/2012	$1,500,000	10/10/2012
Property		5.20	Barnett Industrial Portfolio - Chicago Ridge		35,450	SF	100.0%	11/20/2012	$1,000,000	10/11/2012
Loan	4, 7	6	Storage Post Portfolio	3.7%	512,485	SF	89.6%		$108,600,000		3.755%	0.02365%	Actual/360	0	No	120	120	120	120	0	0	12/20/2012	2/1/2013	NAP	1/1/2023	NAP	$0.00	$165,611.15	$0	$1,987,334	Hard	Springing	No	NAP	NAP	3.00x	NAP	2.97x	48.1%	48.1%	4	4	First	LO (24); YM1 (92); O (4)	C
Property		6.1	Storage Post Portfolio - Long Island		133,704	SF	90.1%	12/5/2012	$34,400,000	11/15/2012
Property		6.2	Storage Post Portfolio - Yonkers		103,155	SF	80.6%	12/5/2012	$22,050,000	11/15/2012
Property		6.3	Storage Post Portfolio - Jersey City		76,620	SF	92.5%	12/5/2012	$15,050,000	11/15/2012
Property		6.4	Storage Post Portfolio - Linden		84,035	SF	93.5%	12/5/2012	$14,300,000	11/15/2012
Property		6.5	Storage Post Portfolio - Suffern		78,700	SF	93.4%	12/5/2012	$13,700,000	11/15/2012
Property		6.6	Storage Post Portfolio - Webster		36,271	SF	89.9%	12/5/2012	$9,100,000	11/15/2012
Loan		7	Valley West Mall	3.6%	856,428	SF	98.1%	11/1/2012	$95,000,000	9/28/2012	4.050%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/13/2012	1/6/2013	NAP	12/6/2022	NAP	$240,151.18	$0.00	$2,881,814	$0	Soft	In Place	No	NAP	2.61x	NAP	2.36x	NAP	52.6%	42.0%	0	0	Sixth	LO (25); DEF (91); O (4)
Loan		8	Scripps Research Building	3.0%	112,161	SF	100.0%	1/1/2013	$63,000,000	10/25/2012	4.660%	0.02365%	Actual/360	0	No	120	120	0	0	240	240	12/14/2012	2/1/2013	NAP	1/1/2023	NAP	$269,353.82	$0.00	$3,232,246	$0	Hard	Springing	No	NAP	1.27x	NAP	1.15x	NAP	66.7%	41.7%	5	0	First	LO (24); DEF (92); O (4)
Loan	6, 8	9	Amazon Fulfillment Center	2.9%	1,016,148	SF	100.0%	1/1/2013	$64,100,000	9/7/2012	4.460%	0.02365%	Actual/360	0	No	120	120	120	120	0	0	12/7/2012	2/1/2013	NAP	1/1/2023	NAP	$0.00	$153,746.11	$0	$1,844,953	Hard	Springing	No	NAP	NAP	2.42x	NAP	2.23x	63.7%	63.7%	0	5	First	LO (23); YM1 (92); O (5)	D
Loan	6	10	Le Meridien Parker Palm Springs	2.7%	144	Rooms	60.7%	9/30/2012	$63,400,000	10/3/2012	4.380%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/4/2012	2/1/2013	NAP	1/1/2023	NAP	$184,844.68	$0.00	$2,218,136	$0	Hard	Springing	No	NAP	2.50x	NAP	2.14x	NAP	58.4%	47.1%	5	5	First	LO (24); DEF (92); O (4)
Loan		11	Westborough Shopping Center	2.5%	356,957	SF	77.1%	10/1/2012	$52,000,000	10/25/2012	4.080%	0.02365%	Actual/360	0	No	120	120	24	24	360	360	12/6/2012	2/1/2013	2/1/2015	1/1/2023	NAP	$168,713.61	$120,652.78	$2,024,563	$1,447,833	Hard	Springing	No	NAP	1.68x	2.35x	1.58x	2.21x	67.3%	57.0%	0	5	First	LO (1); YM1 (115); O (4)	E
Loan		12	Court at Grant Avenue	2.2%	160,960	SF	100.0%	11/5/2012	$42,400,000	6/11/2012	4.250%	0.02365%	Actual/360	1	No	120	119	24	23	360	360	11/29/2012	1/1/2013	1/1/2015	12/1/2022	NAP	$152,501.37	$111,316.55	$1,830,016	$1,335,799	Hard	Springing	No	Group 1	1.54x	2.11x	1.47x	2.02x	73.1%	62.2%	0	0	First	LO (25); DEF (91); O (4)
Loan	4, 7	13	Supertel Hospitality Portfolio	2.2%	1,452	Rooms	65.6%		$55,700,000		5.830%	0.02365%	Actual/360	1	No	60	59	0	0	216	215	11/2/2012	1/1/2013	NAP	12/1/2017	NAP	$229,246.12	$0.00	$2,750,953	$0	Hard	Springing	No	NAP	2.02x	NAP	1.58x	NAP	54.8%	45.4%	0	5	First	YM1 (56); O (4)	F
Property		13.1	Supertel Hospitality Portfolio - Comfort Inn - Morgantown, WV		80	Rooms	71.6%	6/30/2012	$4,800,000	9/1/2012
Property		13.2	Supertel Hospitality Portfolio - Hampton Inn - Shelby, NC		77	Rooms	68.6%	6/30/2012	$4,800,000	9/1/2012
Property		13.3	Supertel Hospitality Portfolio - Key West Inn - Key Largo, FL		40	Rooms	66.9%	6/30/2012	$3,300,000	9/1/2012
Property		13.4	Supertel Hospitality Portfolio - Super 8 - Creston, IA		121	Rooms	79.7%	6/30/2012	$3,300,000	9/1/2012
Property		13.5	Supertel Hospitality Portfolio - Comfort Inn - Princeton, WV		51	Rooms	79.1%	6/30/2012	$3,200,000	9/1/2012
Property		13.6	Supertel Hospitality Portfolio - Super 8 - Coralville, IA		84	Rooms	59.9%	6/30/2012	$3,200,000	9/1/2012
Property		13.7	Supertel Hospitality Portfolio - Comfort Inn - New Castle, PA		79	Rooms	83.8%	6/30/2012	$3,200,000	9/1/2012
Property		13.8	Supertel Hospitality Portfolio - Comfort Inn - Farmville, VA		51	Rooms	62.4%	6/30/2012	$3,100,000	9/1/2012
Property		13.9	Supertel Hospitality Portfolio - Super 8 - Menomonie, WI		81	Rooms	53.1%	6/30/2012	$2,800,000	9/1/2012
Property		13.10	Supertel Hospitality Portfolio - Super 8 - Keokuk, IA		61	Rooms	67.6%	6/30/2012	$2,600,000	9/1/2012
Property		13.11	Supertel Hospitality Portfolio - Super 8 - O’Neill, NE		72	Rooms	51.7%	6/30/2012	$2,400,000	9/1/2012
Property		13.12	Supertel Hospitality Portfolio - Comfort Inn - Culpeper, VA		49	Rooms	65.0%	6/30/2012	$2,200,000	9/1/2012
Property		13.13	Supertel Hospitality Portfolio - Super 8 - Storm Lake, IA		59	Rooms	67.0%	6/30/2012	$2,200,000	9/1/2012
Property		13.14	Supertel Hospitality Portfolio - Days Inn - Farmville, VA		59	Rooms	67.2%	6/30/2012	$2,000,000	9/1/2012
Property		13.15	Supertel Hospitality Portfolio - Super 8 - Burlington, IA		62	Rooms	63.5%	6/30/2012	$2,000,000	9/1/2012
Property		13.16	Supertel Hospitality Portfolio - Comfort Inn - Chambersburg, PA		63	Rooms	66.8%	6/30/2012	$2,000,000	9/1/2012
Property		13.17	Supertel Hospitality Portfolio - Hampton Inn - Cleveland, TN		59	Rooms	82.9%	6/30/2012	$1,900,000	9/1/2012
Property		13.18	Supertel Hospitality Portfolio - Super 8 - Portage, WI		61	Rooms	79.8%	6/30/2012	$1,600,000	9/1/2012
Property		13.19	Supertel Hospitality Portfolio - Quality Inn - Danville, KY		63	Rooms	49.3%	6/30/2012	$1,300,000	9/1/2012
Property		13.20	Supertel Hospitality Portfolio - Super 8 - Pittsburg, KS		64	Rooms	42.5%	6/30/2012	$1,300,000	9/1/2012
Property		13.21	Supertel Hospitality Portfolio - Super 8 - Mt. Pleasant, IA		55	Rooms	53.2%	6/30/2012	$1,300,000	9/1/2012
Property		13.22	Supertel Hospitality Portfolio - Comfort Inn - Rocky Mount, VA		61	Rooms	50.5%	6/30/2012	$1,200,000	9/1/2012
Loan	6, 9	14	Embassy Suites Napa Valley	2.0%	205	Rooms	70.0%	10/31/2012	$48,000,000	8/1/2012	4.950%	0.02365%	Actual/360	3	No	120	117	0	0	360	357	9/28/2012	11/1/2012	NAP	10/1/2022	NAP	$152,124.45	$0.00	$1,825,493	$0	Soft	Springing	No	NAP	2.00x	NAP	1.75x	NAP	59.2%	48.8%	0	0	First	LO (24); YM1 (93); O (3)	G
Loan	10	15	Concorde Green Retail	1.9%	200,515	SF	97.8%	9/1/2012	$36,400,000	8/25/2013	4.960%	0.02365%	Actual/360	2	No	120	118	0	0	336	334	10/4/2012	12/1/2012	NAP	11/1/2022	NAP	$148,817.70	$0.00	$1,785,812	$0	Hard	Springing	No	NAP	1.44x	NAP	1.31x	NAP	74.0%	59.1%	0	0	First	LO (3) YM1 (113); O (4)	E
Loan		16	3555 Timmons	1.8%	225,895	SF	93.9%	10/1/2012	$36,700,000	10/1/2012	4.250%	0.02365%	Actual/360	1	No	120	119	24	23	360	360	11/27/2012	1/1/2013	1/1/2015	12/1/2022	NAP	$122,984.97	$89,771.41	$1,475,820	$1,077,257	Soft	Springing	No	NAP	1.64x	2.24x	1.35x	1.85x	68.1%	57.9%	5	5	First	LO (25); DEF (90); O (5)
Loan		17	Sunvalley Shopping Center Fee	1.7%	1,338,464	SF	100.0%	1/1/2013	$60,000,000	7/17/2012	3.840%	0.02365%	Actual/360	2	No	120	118	0	0	360	358	11/1/2012	12/1/2012	NAP	11/1/2022	NAP	$112,376.96	$0.00	$1,348,524	$0	Hard	Springing	No	NAP	1.19x	NAP	1.19x	NAP	39.9%	31.7%	0	5	First	LO (26); DEF (88); O (6)
Loan	4, 7	18	Agree Retail Portfolio	1.7%	182,892	SF	100.0%		$37,310,000		3.600%	0.02365%	Actual/360	0	No	120	120	120	120	0	0	12/14/2012	2/1/2013	NAP	1/1/2023	NAP	$0.00	$71,905.00	$0	$862,860	Springing	Springing	No	NAP	NAP	3.04x	NAP	3.03x	63.4%	63.4%	0	5	First	LO (24); YM1 (92); O (4)	E
Property		18.1	Agree Retail Portfolio - CVS		15,791	SF	100.0%	1/1/2013	$7,500,000	11/7/2012
Property		18.2	Agree Retail Portfolio - Wawa		4,800	SF	100.0%	1/1/2013	$4,000,000	11/13/2012
Property		18.3	Agree Retail Portfolio - Chase - Spring Grove		4,300	SF	100.0%	1/1/2013	$3,650,000	11/16/2012
Property		18.4	Agree Retail Portfolio - AT&T		4,000	SF	100.0%	1/1/2013	$3,450,000	11/7/2012
Property		18.5	Agree Retail Portfolio - National Tire - Dallas		8,074	SF	100.0%	1/1/2013	$2,910,000	11/13/2012
Property		18.6	Agree Retail Portfolio - Chase - Macomb		4,200	SF	100.0%	1/1/2013	$2,830,000	11/15/2012
Property		18.7	Agree Retail Portfolio - Walgreens		13,905	SF	100.0%	1/1/2013	$2,790,000	11/15/2012
Property		18.8	Agree Retail Portfolio - Kohl’s		102,381	SF	100.0%	1/1/2013	$2,570,000	11/15/2012
Property		18.9	Agree Retail Portfolio - National Tire - Madison		6,900	SF	100.0%	1/1/2013	$2,450,000	11/17/2012
Property		18.10	Agree Retail Portfolio - Chase - Southfield		4,270	SF	100.0%	1/1/2013	$2,340,000	11/15/2012
Property		18.11	Agree Retail Portfolio - Advance Auto Parts - Marietta		6,271	SF	100.0%	1/1/2013	$1,420,000	11/8/2012
Property		18.12	Agree Retail Portfolio - Advance Auto Parts - Walker		8,000	SF	100.0%	1/1/2013	$1,400,000	11/12/2012
Loan		19	494 Broadway	1.6%	13,102	SF	77.3%	12/13/2012	$31,300,000	10/26/2012	4.350%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/14/2012	1/10/2013	NAP	12/10/2022	NAP	$114,496.71	$0.00	$1,373,961	$0	Hard	In Place	No	Group 2	1.29x	NAP	1.24x	NAP	73.4%	59.2%	0	0	Tenth	YM1 (25); DEF/YM1 (88); O (7)	H
Loan		20	Riverside Market	1.6%	146,555	SF	99.2%	10/17/2012	$37,600,000	11/1/2012	4.170%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/13/2012	2/1/2013	NAP	1/1/2023	NAP	$109,635.26	$0.00	$1,315,623	$0	Hard	Springing	No	Group 3	2.08x	NAP	1.91x	NAP	59.8%	47.9%	4	4	First	LO (24); DEF (92); O (4)
Loan		21	Village on Whitesburg	1.5%	118,356	SF	95.6%	8/31/2012	$28,750,000	9/5/2012	4.260%	0.02365%	Actual/360	2	No	120	118	0	0	360	358	10/15/2012	12/1/2012	NAP	11/1/2022	NAP	$100,105.81	$0.00	$1,201,270	$0	Springing	Springing	No	NAP	1.56x	NAP	1.47x	NAP	70.5%	56.8%	7	7	First	LO (26); DEF (90); O (4)
Loan		22	Trainers Corner Shopping Center	1.3%	159,588	SF	100.0%	11/13/2012	$25,000,000	8/16/2012	4.360%	0.02365%	Actual/360	1	No	120	119	12	11	360	360	11/20/2012	1/5/2013	1/5/2014	12/5/2022	NAP	$93,450.17	$69,071.18	$1,121,402	$828,854	Soft	Springing	No	Group 1	1.52x	2.06x	1.45x	1.96x	75.0%	62.3%	0	0	Fifth	LO (25); DEF (91); O (4)
Loan		23	345 Adams Street Retail	1.3%	34,668	SF	96.9%	11/7/2012	$26,700,000	10/25/2012	4.050%	0.02365%	Actual/360	1	No	120	119	24	23	360	360	11/15/2012	1/1/2013	1/1/2015	12/1/2022	NAP	$88,855.94	$63,304.69	$1,066,271	$759,656	Hard	Springing	No	NAP	1.36x	1.91x	1.30x	1.83x	69.3%	58.6%	0	5	First	LO (25); DEF (91); O (4)
Loan		24	United Artists Theatres at Steinway Street	1.3%	84,000	SF	100.0%	11/30/2012	$33,600,000	11/14/2012	4.155%	0.02365%	Actual/360	0	No	120	120	0	0	300	300	12/11/2012	2/1/2013	NAP	1/1/2023	NAP	$93,875.73	$0.00	$1,126,509	$0	Hard	Springing	No	NAP	2.06x	NAP	1.98x	NAP	52.1%	37.9%	5	5	First	YM1 (24); DEF/YM1 (92); O (4)	H
Loan		25	Oakridge Office Park	1.2%	315,515	SF	87.1%	10/31/2012	$24,000,000	11/5/2012	4.700%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/20/2012	2/1/2013	NAP	1/1/2023	NAP	$83,630.35	$0.00	$1,003,564	$0	Hard	In Place	No	NAP	1.88x	NAP	1.50x	NAP	67.2%	54.8%	0	5	First	LO (24); DEF (92); O (4)
Loan		26	10 Park Place	1.1%	158,016	SF	100.0%	12/13/2012	$28,000,000	11/7/2012	3.620%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/14/2012	2/1/2013	NAP	1/1/2023	NAP	$68,365.49	$0.00	$820,386	$0	Springing	Springing	No	NAP	2.89x	NAP	2.86x	NAP	53.6%	42.1%	0	5	First	LO (24); DEF/YM1 (92); O (4)	I
Loan		27	Yorkridge Center North	1.0%	115,168	SF	86.1%	11/2/2012	$21,300,000	11/9/2012	4.110%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/12/2012	2/1/2013	NAP	1/1/2023	NAP	$66,035.79	$0.00	$792,429	$0	NAP	NAP	No	Group 4	1.80x	NAP	1.58x	NAP	64.1%	51.2%	0	5	First	LO (12); YM1 (12); DEF/YM1 (92); O (4)	E
Loan		28	440 Broadway	1.0%	8,665	SF	100.0%	11/28/2012	$20,000,000	11/30/2012	3.930%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/14/2012	2/10/2013	NAP	1/10/2023	NAP	$62,723.98	$0.00	$752,688	$0	Hard	In Place	No	Group 2	1.43x	NAP	1.38x	NAP	66.3%	52.6%	0	0	Tenth	YM1 (24); DEF/YM1 (89); O (7)	H
Loan	7	29	Maryland Tech Center	0.9%	122,800	SF	88.6%	9/10/2012	$17,500,000	9/7/2012	4.560%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/2/2012	1/1/2013	NAP	12/1/2022	NAP	$66,333.36	$0.00	$796,000	$0	NAP	NAP	No	Group 4	1.65x	NAP	1.46x	NAP	74.2%	60.3%	0	5	First	YM1 (25); DEF/YM1 (91); O (4)	E
Loan		30	North Ridge Shopping Center	0.9%	169,809	SF	97.0%	11/5/2012	$26,500,000	10/24/2012	3.414%	0.02365%	Actual/360	1	No	120	119	36	35	360	360	11/14/2012	1/1/2013	1/1/2016	12/1/2022	NAP	$55,532.23	$36,056.42	$666,387	$432,677	Hard	Springing	No	TBD	2.80x	4.31x	2.59x	3.99x	47.2%	40.3%	5	4	First	LO (25); DEF (88); O (7)
Loan		31	Best Buy - Orange, CA	0.9%	45,675	SF	100.0%	11/13/2012	$20,900,000	10/12/2012	4.670%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/7/2012	2/1/2013	NAP	1/1/2023	NAP	$62,020.34	$0.00	$744,244	$0	Hard	Springing	No	NAP	1.94x	NAP	1.88x	NAP	57.4%	46.8%	5	5	First	LO (23); YM1 (93); O (4)	J
Loan		32	Santa Fe Springs Marketplace	0.9%	100,133	SF	91.3%	8/31/2012	$20,950,000	9/27/2012	4.330%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/14/2012	2/1/2013	NAP	1/1/2023	NAP	$59,596.15	$0.00	$715,154	$0	Springing	Springing	No	NAP	1.90x	NAP	1.77x	NAP	57.3%	46.1%	0	5	First	LO (24); DEF (92); O (4)
Loan		33	Pine Tree Shoppes	0.8%	73,871	SF	94.6%	10/31/2012	$15,700,000	8/1/2012	4.780%	0.02365%	Actual/360	2	No	120	118	0	0	360	358	10/31/2012	12/1/2012	NAP	11/1/2022	NAP	$57,580.28	$0.00	$690,963	$0	Hard	In Place	No	NAP	1.90x	NAP	1.77x	NAP	69.9%	57.3%	5	5	First	LO (26); DEF (90); O (4)
Loan	5	34	Courtyard by Marriott Amarillo	0.8%	107	Rooms	72.8%	10/31/2012	$16,600,000	11/6/2012	4.660%	0.02365%	Actual/360	0	No	120	120	0	0	300	300	12/14/2012	2/1/2013	NAP	1/1/2023	NAP	$60,958.43	$0.00	$731,501	$0	Hard	Springing	No	NAP	2.00x	NAP	1.81x	NAP	65.0%	48.2%	5	5	First	LO (23); YM1 (93); O (4)	I
Loan		35	Hampton Inn - Lexington	0.7%	125	Rooms	71.5%	10/31/2012	$15,300,000	10/1/2012	4.770%	0.02365%	Actual/360	0	No	120	120	0	0	300	300	12/4/2012	2/1/2013	NAP	1/1/2023	NAP	$55,984.29	$0.00	$671,811	$0	Hard	In Place	No	NAP	1.95x	NAP	1.75x	NAP	64.1%	47.6%	5	5	First	LO (24); DEF (92); O (4)
Loan	6	36	Bellevue Town Center	0.6%	74,270	SF	100.0%	11/30/2012	$12,300,000	11/12/2012	4.030%	0.02365%	Actual/360	0	No	60	60	0	0	360	360	12/6/2012	2/1/2013	NAP	1/1/2018	NAP	$43,123.18	$0.00	$517,478	$0	Hard	Springing	No	NAP	1.49x	NAP	1.36x	NAP	73.2%	66.6%	0	5	First	LO (23); YM1 (33); O (4)	I
Loan	6	37	Addison Office	0.6%	181,600	SF	84.4%	8/31/2012	$14,500,000	10/10/2012	4.280%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/4/2012	2/1/2013	NAP	1/1/2023	NAP	$43,445.40	$0.00	$521,345	$0	Springing	Springing	No	NAP	1.84x	NAP	1.43x	NAP	60.7%	48.8%	5	5	First	YM1 (116); O (4)	E
Loan		38	303 West Erie Street	0.6%	62,334	SF	100.0%	11/28/2012	$11,000,000	6/25/2012	4.500%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/5/2012	2/1/2013	NAP	1/1/2023	NAP	$41,421.52	$0.00	$497,058	$0	Hard	Springing	No	NAP	1.72x	NAP	1.40x	NAP	74.3%	60.2%	5	5	First	LO (24); DEF (92); O (4)
Loan		39	Belton Marketplace	0.6%	68,812	SF	100.0%	11/30/2012	$10,900,000	11/5/2012	4.320%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/7/2012	2/1/2013	NAP	1/1/2023	NAP	$39,683.72	$0.00	$476,205	$0	Soft	Springing	No	NAP	1.51x	NAP	1.36x	NAP	73.4%	59.1%	0	5	First	LO (24); DEF (92); O (4)
Loan		40	Main Place	0.6%	84,518	SF	85.3%	9/30/2012	$11,800,000	6/1/2012	4.800%	0.02365%	Actual/360	2	No	120	118	0	0	360	358	10/3/2012	12/1/2012	NAP	11/1/2022	NAP	$40,399.23	$0.00	$484,791	$0	Springing	Springing	No	NAP	1.66x	NAP	1.35x	NAP	65.1%	53.4%	5	0	First	LO (26); DEF (90); O (4)
Loan	4	41	Texan Apartment Portfolio	0.5%	28	Units	100.0%		$9,900,000		4.200%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/16/2012	1/1/2013	NAP	12/1/2022	NAP	$34,720.22	$0.00	$416,643	$0	Springing	Springing	No	NAP	1.47x	NAP	1.45x	NAP	71.6%	57.5%	5	5	First	LO (25); DEF (91); O (4)
Property		41.1	Texan Apartment Portfolio - 5117 N. Lamar		23	Units	100.0%	10/15/2012	$7,900,000	10/19/2012
Property		41.2	Texan Apartment Portfolio - 304 E. 30th St.		5	Units	100.0%	10/15/2012	$2,000,000	10/19/2012
Loan		42	Brentwood on Wilshire	0.5%	27,208	SF	100.0%	9/28/2012	$12,000,000	11/1/2012	4.530%	0.02365%	Actual/360	0	No	60	60	0	0	360	360	12/18/2012	2/1/2013	NAP	1/1/2018	NAP	$35,592.86	$0.00	$427,114	$0	Hard	Springing	No	NAP	1.60x	NAP	1.45x	NAP	58.3%	53.5%	5	5	First	LO (23); YM1 (33); O (4)	J
Loan		43	34 Gansevoort	0.5%	10,157	SF	100.0%	10/16/2012	$10,000,000	11/1/2012	4.450%	0.02365%	Actual/360	0	No	120	120	12	12	360	360	12/4/2012	2/1/2013	2/1/2014	1/1/2023	NAP	$35,260.31	$26,318.87	$423,124	$315,826	Hard	In Place	No	NAP	1.32x	1.77x	1.23x	1.65x	70.0%	58.3%	5	5	First	LO (24); DEF (92); O (4)
Loan		44	Walgreens - Ossining, NY	0.5%	13,398	SF	100.0%	1/1/2013	$11,000,000	9/23/2012	4.540%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/7/2012	1/1/2013	NAP	12/1/2022	NAP	$32,071.08	$0.00	$384,853	$0	Springing	Springing	No	NAP	1.68x	NAP	1.68x	NAP	57.2%	46.5%	5	5	First	LO (25); DEF (88); O (7)
Loan		45	Walgreens - Austin, TX	0.4%	14,820	SF	100.0%	1/1/2013	$11,250,000	11/14/2012	5.330%	0.02365%	30/360	24	No	180	156	0	0	180	156	12/3/2010	2/1/2011	NAP	1/1/2026	NAP	$44,444.97	$0.00	$533,340	$0	None	NAP	No	NAP	1.33x	NAP	1.33x	NAP	44.4%	0.4%	10	0	First	LO (37); YM1 (140); O (3)	K
Loan		46	Walgreens - Abilene, TX	0.3%	14,550	SF	100.0%	1/1/2013	$7,400,000	8/21/2012	4.710%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/5/2012	1/1/2013	NAP	12/1/2022	NAP	$24,923.47	$0.00	$299,082	$0	Springing	Springing	No	NAP	1.45x	NAP	1.44x	NAP	64.8%	52.9%	5	5	First	LO (25); DEF (91); O (4)
Loan		47	Lowe’s Center Outparcels	0.3%	44,415	SF	94.8%	10/25/2012	$8,800,000	9/5/2012	4.850%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/15/2012	1/1/2013	NAP	12/1/2022	NAP	$25,065.36	$0.00	$300,784	$0	Soft	Springing	No	NAP	1.78x	NAP	1.58x	NAP	53.9%	44.3%	5	0	First	LO (25); YM1 (91); O (4)	I
Loan		48	Walgreens - Fayetteville, NC	0.3%	14,820	SF	100.0%	1/1/2013	$7,100,000	9/18/2012	4.580%	0.02365%	Actual/360	1	No	120	119	60	59	360	360	11/9/2012	1/1/2013	1/1/2018	12/1/2022	NAP	$23,552.26	$17,819.86	$282,627	$213,838	Springing	Springing	No	NAP	1.51x	1.99x	1.51x	1.99x	64.9%	59.5%	5	5	First	LO (25); DEF (91); O (4)
Loan		49	Lantana Apartments	0.3%	50	Units	100.0%	10/1/2012	$6,100,000	9/18/2012	4.500%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/9/2012	1/1/2013	NAP	12/1/2022	NAP	$23,307.52	$0.00	$279,690	$0	NAP	NAP	No	NAP	1.52x	NAP	1.45x	NAP	75.3%	61.1%	5	5	First	LO (25); DEF (91); O (4)
Loan		50	Walgreens - Edgewood Rd., Cedar Rapids, IA	0.3%	14,820	SF	100.0%	1/1/2013	$6,460,000	11/16/2012	5.500%	0.02365%	30/360	8	No	282	274	0	0	282	274	5/1/2012	6/1/2012	NAP	11/1/2035	NAP	$27,831.27	$0.00	$333,975	$0	None	NAP	No	Group 5	1.22x	NAP	1.21x	NAP	67.1%	0.4%	10	0	First	LO (61); YM1 (218); O (3)	L
Loan		51	Grosse Pointe Retail & Office	0.3%	32,367	SF	92.6%	10/1/2012	$5,900,000	10/19/2012	4.430%	0.02365%	Actual/360	0	No	120	120	0	0	360	360	12/14/2012	2/1/2013	NAP	1/1/2023	NAP	$21,031.07	$0.00	$252,373	$0	Springing	Springing	No	NAP	1.81x	NAP	1.67x	NAP	70.9%	57.3%	5	5	First	LO (24); DEF (92); O (4)
Loan		52	Walgreens - O’Fallon, MO	0.3%	15,120	SF	100.0%	1/1/2013	$6,670,000	11/13/2012	6.040%	0.02365%	30/360	90	No	300	210	0	0	300	210	6/6/2005	8/1/2005	NAP	7/1/2030	NAP	$31,690.69	$0.00	$380,288	$0	None	NAP	No	NAP	1.15x	NAP	1.14x	NAP	61.5%	0.5%	10	0	First	LO (60); YM1 (237); O (3)	M
Loan		53	Walgreens - Chicago, IL	0.3%	13,552	SF	100.0%	1/1/2013	$6,810,000	11/19/2012	5.850%	0.02365%	30/360	92	No	300	208	0	0	300	208	4/14/2005	6/1/2005	NAP	5/1/2030	NAP	$31,123.01	$0.00	$373,476	$0	None	NAP	No	NAP	1.19x	NAP	1.19x	NAP	59.7%	0.5%	10	0	First	LO (60); YM1 (236); O (4)	N
Loan		54	Canoga Park Big Lots	0.3%	32,093	SF	100.0%	10/17/2012	$7,240,000	11/5/2012	4.620%	0.02365%	Actual/360	0	No	120	120	0	0	300	300	12/13/2012	2/1/2013	NAP	1/1/2023	NAP	$22,506.62	$0.00	$270,079	$0	Hard	Springing	No	Group 3	1.63x	NAP	1.49x	NAP	55.2%	40.9%	4	4	First	LO (24); DEF (92); O (4)
Loan		55	Walgreens - C Ave. NE, Cedar Rapids, IA	0.3%	14,820	SF	100.0%	1/1/2013	$5,480,000	11/16/2012	5.500%	0.02365%	30/360	8	No	276	268	0	0	276	268	5/1/2012	6/1/2012	NAP	5/1/2035	NAP	$23,973.29	$0.00	$287,679	$0	None	NAP	No	Group 5	1.20x	NAP	1.19x	NAP	67.4%	0.4%	10	0	First	LO (61); YM1 (211); O (4)	O
Loan		56	Hampton Inn Corydon	0.3%	68	Rooms	66.9%	8/31/2012	$5,400,000	9/27/2012	4.750%	0.02365%	Actual/360	1	No	120	119	0	0	300	299	11/27/2012	1/1/2013	NAP	12/1/2022	NAP	$19,954.11	$0.00	$239,449	$0	NAP	NAP	No	NAP	1.87x	NAP	1.64x	NAP	64.7%	48.2%	5	5	First	LO (25); DEF (91); O (4)
Loan		57	Polaris Commerce Center	0.2%	53,822	SF	100.0%	10/31/2012	$4,400,000	10/18/2012	4.380%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/16/2012	1/1/2013	NAP	12/1/2022	NAP	$16,486.15	$0.00	$197,834	$0	Hard	In Place	No	NAP	1.75x	NAP	1.46x	NAP	74.9%	60.5%	5	5	First	LO (25); DEF (91); O (4)
Loan	4	58	Bridgestone & Dollar General Portfolio	0.2%	17,475	SF	100.0%		$4,890,000		5.110%	0.02365%	Actual/360	3	No	120	117	0	0	360	357	9/26/2012	11/1/2012	NAP	10/1/2022	NAP	$17,937.63	$0.00	$215,252	$0	Springing	Springing	No	NAP	1.54x	NAP	1.50x	NAP	67.3%	55.8%	5	5	First	LO (27); DEF (89); O (4)
Property		58.1	Bridgestone & Dollar General Portfolio - Bridgestone		8,449	SF	100.0%	1/1/2013	$3,550,000	8/2/2012
Property		58.2	Bridgestone & Dollar General Portfolio - Dollar General		9,026	SF	100.0%	1/1/2013	$1,340,000	8/9/2012
Loan		59	Lakeview Center	0.2%	19,160	SF	100.0%	9/30/2012	$4,350,000	9/17/2012	4.810%	0.02365%	Actual/360	1	No	120	119	0	0	360	359	11/5/2012	1/1/2013	NAP	12/1/2022	NAP	$16,283.37	$0.00	$195,400	$0	NAP	NAP	No	Group 6	1.64x	NAP	1.48x	NAP	71.2%	58.4%	5	5	First	LO (25); DEF (91); O (4)
Loan		60	Walgreens - Bridgeton, NJ	0.2%	14,560	SF	100.0%	1/1/2013	$5,900,000	11/16/2012	5.810%	0.02365%	30/360	91	No	240	149	0	0	240	149	5/5/2005	7/1/2005	NAP	6/1/2025	NAP	$28,220.53	$0.00	$338,646	$0	None	NAP	No	NAP	1.13x	NAP	1.12x	NAP	50.7%	0.5%	10	0	First	LO (24); YM1 (213); O (3)	P
Loan		61	Walgreens - Lincoln, NE	0.2%	14,820	SF	100.0%	1/1/2013	$4,950,000	11/27/2012	6.070%	0.02365%	30/360	67	No	298	231	0	0	298	231	5/16/2007	7/1/2007	NAP	4/1/2032	NAP	$18,863.02	$0.00	$226,356	$0	Hard	In Place	No	NAP	1.38x	NAP	1.37x	NAP	51.8%	0.4%	5	0	First	LO (1); YM1 (290); O (7)	Q
Loan		62	Walgreens - North Ogden, UT	0.2%	14,490	SF	100.0%	1/1/2013	$4,150,000	11/12/2012	6.750%	0.02365%	30/360	54	No	295	241	0	0	294	240	5/21/2008	8/1/2008	NAP	2/1/2033	NAP	$18,801.52	$0.00	$225,618	$0	None	NAP	No	NAP	1.16x	NAP	1.15x	NAP	59.6%	0.0%	10	0	First	LO (60); YM1 (232); O (3)	R
Loan	6	63	Marion Ridge Self Storage	0.1%	70,192	SF	70.2%	9/30/2012	$2,700,000	10/2/2012	4.750%	0.02365%	Actual/360	1	No	120	119	0	0	300	299	11/16/2012	1/1/2013	NAP	12/1/2022	NAP	$9,692.00	$0.00	$116,304	$0	Soft	Springing	No	NAP	1.83x	NAP	1.74x	NAP	62.9%	46.8%	5	5	First	LO (24); YM1 (92); O (4)	E
Loan		64	CVS - Kings Mountain, NC	0.1%	10,125	SF	100.0%	10/1/2012	$2,200,000	10/5/2012	4.960%	0.02365%	Actual/360	1	No	120	119	0	0	300	299	11/29/2012	1/1/2013	NAP	12/1/2022	NAP	$7,685.86	$0.00	$92,230	$0	Hard	Springing	No	Group 6	1.75x	NAP	1.73x	NAP	59.9%	45.0%	15	5	First	LO (25); DEF (91); O (4)

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					MORTGAGED PROPERTY UNDERWRITTEN CASH FLOWS																								LARGEST TENANT INFORMATION				2ND LARGEST TENANT INFORMATION				3RD LARGEST TENANT INFORMATION				4TH LARGEST TENANT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	UW Occupancy	UW EGI	UW Expenses	UW NOI	UW NOI Debt Yield	UW Replacement Reserves	UW TI/LC	UW NCF	UW NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant	3rd Largest Tenant Lease Expiration	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration	4th Largest Tenant NSF	4th Largest Tenant % of NSF
Loan	3	1	Chrysler East Building	11.8%	$41,001,371	$21,165,206	$19,836,165	12/31/2010	7.5%	$40,465,856	$21,780,657	$18,685,199	12/31/2011	7.1%	$44,503,702	$21,443,777	$23,059,925	10/31/2012 TTM	8.7%	96.3%	$47,484,343	$23,461,792	$24,022,551	9.1%	$186,300	$1,832,400	$23,003,850	8.7%	Credit Agricole	5/31/2015	140,369	18.8%	Mintz, Levin, Cohn, Ferris	12/31/2022	84,466	11.3%	Grant Thornton, LLP	11/30/2014	62,648	8.4%	Overseas Shipholding	12/31/2020	60,318	8.1%
Loan		2	Solomon Pond Mall	7.9%	$22,436,116	$6,703,592	$15,732,524	12/31/2010	14.3%	$22,113,000	$6,460,777	$15,652,223	12/31/2011	14.3%	$22,446,325	$6,451,082	$15,995,243	10/31/2012 TTM	14.6%	94.0%	$20,049,678	$6,355,969	$13,693,709	12.5%	$147,728	$302,327	$13,243,654	12.1%	Regal Cinema	4/30/2022	66,628	16.7%	Tilt	1/31/2023	25,764	6.5%	Shoe Dep’t./Encore	11/30/2020	25,366	6.4%	Abercrombie & Fitch	1/13/2014	10,318	2.6%
Loan	4, 6	3	Millennium Boston Retail	7.7%	$14,025,810	$4,083,406	$9,942,403		9.2%	$14,236,001	$4,054,736	$10,181,265		9.4%	$14,831,984	$4,028,818	$10,803,167		10.0%	92.0%	$14,678,461	$4,618,040	$10,060,421	9.3%	$44,444	$167,551	$9,848,426	9.1%
Property		3.1	Millennium Place		$13,513,125	$3,917,491	$9,595,635	12/31/2010		$13,704,436	$3,880,951	$9,823,486	12/31/2011		$14,262,730	$3,854,816	$10,407,914	9/30/2012 TTM		91.8%	$14,136,604	$4,438,129	$9,698,476		$42,482	$157,223	$9,498,770		Loews Theater	6/30/2021	136,011	50.0%	The Sports Club / LA	9/3/2035	103,372	38.0%	CVS	6/30/2023	12,779	4.7%	Roche Bobois	8/31/2016	7,900	2.9%
Property		3.2	One Charles Street		$512,685	$165,916	$346,769	12/31/2010		$531,565	$173,786	$357,779	12/31/2011		$569,254	$174,001	$395,253	9/30/2012 TTM		96.4%	$541,857	$179,912	$361,946		$1,962	$10,328	$349,656		Avila	3/31/2021	8,144	83.0%	SieMatic Mobelwerke USA	11/30/2017	1,664	17.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	5, 6	4	Hilton Boston Back Bay	7.4%	$28,980,322	$18,124,894	$10,855,428	12/31/2010	10.5%	$30,183,666	$18,699,857	$11,483,809	12/31/2011	11.1%	$32,745,585	$20,148,907	$12,596,678	10/31/2012 TTM	12.2%	86.6%	$32,656,116	$20,199,417	$12,456,699	12.1%	$1,306,245	$0	$11,150,454	10.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4, 7	5	Barnett Industrial Portfolio	4.4%	NAP	NAP	NAP	NAP	NAP	$8,660,266	$1,797,069	$6,863,196	12/31/2010	11.3%	$8,151,493	$1,869,988	$6,281,505	12/31/2011	10.3%	90.0%	$9,151,167	$2,275,134	$6,876,033	11.3%	$312,988	$834,634	$5,728,411	9.4%
Property		5.1	Barnett Industrial Portfolio - McHenry																										Affinia Group Inc.	10/31/2014	378,325	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.2	Barnett Industrial Portfolio - Kansas City II																										Wagner Industries	12/31/2013	242,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.3	Barnett Industrial Portfolio - Thorn Hill																										United Stationers Supply	9/30/2013	124,216	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.4	Barnett Industrial Portfolio - Kansas City																										Woodbridge Ventures, Inc.	2/28/2014	187,600	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.5	Barnett Industrial Portfolio - St. Louis																										Eagle Drayage Company	4/30/2016	60,000	35.1%	Southern Electric Supply	2/29/2016	31,000	18.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.6	Barnett Industrial Portfolio - Waterfront																										Scholastic Inc.	8/31/2017	36,312	50.2%	Continental Office Furniture	7/31/2014	36,048	49.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.7	Barnett Industrial Portfolio - Lombard																										Chicago Roll Company	11/30/2018	42,920	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.8	Barnett Industrial Portfolio - Lebanon																										Addison McKee Corporation	8/31/2019	77,950	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.9	Barnett Industrial Portfolio - Pittsburgh																										TMI International, LLC	12/31/2016	52,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.10	Barnett Industrial Portfolio - Edgerton																										Rock Transfer & Storage	MTM	38,200	31.8%	Chryspac	8/31/2015	33,088	27.6%	Grand Geneva LLC	3/31/2016	32,280	26.9%	NAP	NAP	NAP	NAP
Property		5.11	Barnett Industrial Portfolio - Decatur																										Panther Racing LLC	1/31/2017	59,511	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.12	Barnett Industrial Portfolio - El Paso																										Bosch Brake Components	9/30/2013	89,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.13	Barnett Industrial Portfolio - South Bend																										J&B Products, Inc.	7/31/2014	81,600	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.14	Barnett Industrial Portfolio - Libertyville																										Noise Barriers, LLC	6/30/2015	46,612	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.15	Barnett Industrial Portfolio - Cincinnati																										Midwest Grip & Lighting	7/31/2019	36,981	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.16	Barnett Industrial Portfolio - Memphis																										Contract Furniture Industries	10/31/2016	101,510	69.4%	Conklin Metal Industries	2/28/2016	44,800	30.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.17	Barnett Industrial Portfolio - Dayton																										The Connor Group	5/31/2013	15,271	30.4%	Total Quality Logistics	9/30/2014	7,500	14.9%	Heatland Regional Power	5/31/2013	5,469	10.9%	NAP	NAP	NAP	NAP
Property		5.18	Barnett Industrial Portfolio - Romeoville																										Perkins Manufacturing	10/31/2013	32,500	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.19	Barnett Industrial Portfolio - Columbia																										Wentworth Printing	5/31/2015	40,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		5.20	Barnett Industrial Portfolio - Chicago Ridge																										Clopay Building Products	5/31/2013	21,608	61.0%	Rheem Sales Company	2/28/2014	13,842	39.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4, 7	6	Storage Post Portfolio	3.7%	$9,153,555	$4,365,910	$4,787,645	12/31/2010	9.2%	$10,186,117	$4,374,848	$5,811,268	12/31/2011	11.1%	$10,729,940	$4,566,905	$6,163,035	10/31/2012 TTM	11.8%	81.9%	$10,525,042	$4,570,735	$5,954,308	11.4%	$51,249	$0	$5,903,059	11.3%
Property		6.1	Storage Post Portfolio - Long Island																										NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		6.2	Storage Post Portfolio - Yonkers																										NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		6.3	Storage Post Portfolio - Jersey City																										NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		6.4	Storage Post Portfolio - Linden																										NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		6.5	Storage Post Portfolio - Suffern																										NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		6.6	Storage Post Portfolio - Webster																										NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		7	Valley West Mall	3.6%	$12,809,999	$5,974,191	$6,835,808	12/31/2010	13.7%	$13,133,534	$5,958,794	$7,174,740	12/31/2011	14.4%	$13,661,051	$6,477,616	$7,183,435	9/30/2012 TTM	14.4%	98.1%	$13,896,731	$6,369,897	$7,526,834	15.1%	$214,107	$506,275	$6,806,453	13.6%	Younkers	1/31/2021	205,250	24.0%	Von Maur	10/31/2022	184,342	21.5%	JC Penney	3/1/2017	136,312	15.9%	Games & More	1/31/2013	11,289	1.3%
Loan		8	Scripps Research Building	3.0%	$5,314,321	$521,589	$4,792,732	12/31/2010	11.4%	$5,444,275	$531,726	$4,912,549	12/31/2011	11.7%	$5,586,141	$550,777	$5,035,364	3/31/2012 TTM	12.0%	90.0%	$4,778,706	$680,732	$4,097,974	9.8%	$22,432	$561,927	$3,713,615	8.8%	The Scripps Research Institute	6/30/2019	112,161	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6, 8	9	Amazon Fulfillment Center	2.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$5,095,159	$623,295	$4,471,864	11.0%	$152,422	$213,391	$4,106,051	10.1%	Amazon	9/1/2026	1,016,148	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	10	Le Meridien Parker Palm Springs	2.7%	$14,942,830	$12,005,287	$2,937,543	12/31/2010	7.9%	$18,826,851	$13,196,404	$5,630,447	12/31/2011	15.2%	$20,051,380	$14,176,419	$5,874,961	9/30/2012 TTM	15.9%	60.7%	$19,996,598	$14,453,273	$5,543,325	15.0%	$799,864	$0	$4,743,461	12.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		11	Westborough Shopping Center	2.5%	$4,783,218	$1,227,091	$3,556,127	12/31/2010	10.2%	$4,799,448	$1,169,654	$3,629,794	12/31/2011	10.4%	$5,025,053	$1,242,150	$3,782,903	10/31/2012 TTM	10.8%	72.2%	$4,810,521	$1,412,030	$3,398,491	9.7%	$63,351	$135,644	$3,199,496	9.1%	Super Stop & Shop	3/31/2024	68,842	19.3%	Tatnuck Booksellers	10/31/2024	30,511	8.5%	Marshalls	4/30/2023	28,780	8.1%	Homes Goods	2/28/2024	24,970	7.0%
Loan		12	Court at Grant Avenue	2.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$1,121,354	$334,398	$786,956	12/31/2011	2.5%	94.7%	$3,437,155	$622,454	$2,814,701	9.1%	$24,143	$94,966	$2,695,591	8.7%	Giant Food Stores	7/31/2031	74,100	46.0%	LA Fitness	9/30/2026	45,000	28.0%	PA Liquor Control Board	12/31/2022	10,120	6.3%	Norman Dee Salon	9/30/2021	3,800	2.4%
Loan	4, 7	13	Supertel Hospitality Portfolio	2.2%	$19,403,961	$14,516,896	$4,887,065		16.0%	$20,472,627	$15,070,727	$5,401,901		17.7%	$21,169,091	$14,450,866	$6,718,225		22.0%	100.0%	$20,318,089	$14,750,335	$5,567,754	18.2%	$1,219,156	$0	$4,348,598	14.2%
Property		13.1	Supertel Hospitality Portfolio - Comfort Inn - Morgantown, WV		$1,470,792	$900,447	$570,345	12/31/2010		$1,411,847	$936,284	$475,562	12/31/2011		$1,429,374	$921,507	$507,867	6/30/2012 TTM		70.6%	$1,425,544	$949,233	$476,311		$85,533	$0	$390,778		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.2	Supertel Hospitality Portfolio - Hampton Inn - Shelby, NC		$1,112,533	$738,556	$373,976	12/31/2010		$1,350,126	$872,552	$477,575	12/31/2011		$1,426,319	$874,079	$552,240	6/30/2012 TTM		68.6%	$1,413,576	$905,397	$508,179		$84,815	$0	$423,364		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.3	Supertel Hospitality Portfolio - Key West Inn - Key Largo, FL		$830,227	$691,634	$138,593	12/31/2010		$930,245	$783,435	$146,810	12/31/2011		$1,056,807	$766,335	$290,472	6/30/2012 TTM		66.9%	$1,053,890	$814,388	$239,502		$63,233	$0	$176,269		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.4	Supertel Hospitality Portfolio - Super 8 - Creston, IA		$1,338,360	$1,261,211	$77,149	12/31/2010		$1,523,769	$1,246,934	$276,835	12/31/2011		$1,509,992	$1,152,708	$357,284	6/30/2012 TTM		75.0%	$1,417,016	$1,179,981	$237,035		$85,021	$0	$152,014		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.5	Supertel Hospitality Portfolio - Comfort Inn - Princeton, WV		$961,501	$598,634	$362,867	12/31/2010		$950,802	$622,982	$327,820	12/31/2011		$955,625	$591,730	$363,895	6/30/2012 TTM		75.0%	$904,292	$586,724	$317,568		$54,258	$0	$263,310		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.6	Supertel Hospitality Portfolio - Super 8 - Coralville, IA		$970,351	$785,356	$184,995	12/31/2010		$1,040,256	$812,539	$227,717	12/31/2011		$1,061,591	$689,526	$372,065	6/30/2012 TTM		59.9%	$1,058,525	$774,667	$283,859		$63,512	$0	$220,347		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.7	Supertel Hospitality Portfolio - Comfort Inn - New Castle, PA		$1,223,835	$866,827	$357,008	12/31/2010		$1,292,762	$900,302	$392,460	12/31/2011		$1,407,168	$893,682	$513,486	6/30/2012 TTM		75.0%	$1,256,985	$867,245	$389,740		$75,419	$0	$314,321		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.8	Supertel Hospitality Portfolio - Comfort Inn - Farmville, VA		$861,257	$511,540	$349,717	12/31/2010		$864,805	$536,832	$327,973	12/31/2011		$895,506	$512,021	$383,485	6/30/2012 TTM		62.4%	$892,691	$538,051	$354,640		$53,561	$0	$301,079		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.9	Supertel Hospitality Portfolio - Super 8 - Menomonie, WI		$802,165	$660,941	$141,223	12/31/2010		$895,098	$687,539	$207,558	12/31/2011		$950,471	$647,945	$302,525	6/30/2012 TTM		53.1%	$948,319	$695,975	$252,344		$56,899	$0	$195,445		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.10	Supertel Hospitality Portfolio - Super 8 - Keokuk, IA		$643,960	$486,428	$157,533	12/31/2010		$719,700	$517,436	$202,265	12/31/2011		$768,536	$497,896	$270,640	6/30/2012 TTM		67.6%	$766,453	$529,557	$236,896		$45,987	$0	$190,909		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.11	Supertel Hospitality Portfolio - Super 8 - O’Neill, NE		$641,991	$532,740	$109,251	12/31/2010		$743,447	$538,509	$204,938	12/31/2011		$766,429	$511,891	$254,537	6/30/2012 TTM		51.7%	$764,778	$536,699	$228,079		$45,887	$0	$182,192		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.12	Supertel Hospitality Portfolio - Comfort Inn - Culpeper, VA		$743,010	$533,004	$210,007	12/31/2010		$793,482	$567,505	$225,976	12/31/2011		$853,435	$567,147	$286,287	6/30/2012 TTM		65.0%	$850,758	$593,460	$257,298		$51,045	$0	$206,253		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.13	Supertel Hospitality Portfolio - Super 8 - Storm Lake, IA		$693,532	$519,620	$173,912	12/31/2010		$718,994	$537,039	$181,955	12/31/2011		$771,689	$520,260	$251,430	6/30/2012 TTM		67.0%	$769,560	$552,103	$217,457		$46,174	$0	$171,283		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.14	Supertel Hospitality Portfolio - Days Inn - Farmville, VA		$839,910	$524,030	$315,880	12/31/2010		$842,736	$581,081	$261,655	12/31/2011		$854,493	$576,732	$277,761	6/30/2012 TTM		67.0%	$861,581	$590,241	$271,340		$51,695	$0	$219,645		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.15	Supertel Hospitality Portfolio - Super 8 - Burlington, IA		$708,187	$568,677	$139,509	12/31/2010		$736,015	$570,517	$165,498	12/31/2011		$718,594	$551,739	$166,855	6/30/2012 TTM		63.4%	$716,744	$573,344	$143,400		$43,005	$0	$100,395		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.16	Supertel Hospitality Portfolio - Comfort Inn - Chambersburg, PA		$964,916	$739,603	$225,313	12/31/2010		$1,002,732	$754,595	$248,137	12/31/2011		$973,070	$715,917	$257,153	6/30/2012 TTM		66.8%	$970,015	$756,873	$213,142		$58,201	$0	$154,941		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.17	Supertel Hospitality Portfolio - Hampton Inn - Cleveland, TN		$1,290,986	$848,424	$442,562	12/31/2010		$1,379,676	$937,792	$441,884	12/31/2011		$1,492,329	$921,744	$570,585	6/30/2012 TTM		64.0%	$1,022,690	$678,728	$343,962		$61,361	$0	$282,601		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.18	Supertel Hospitality Portfolio - Super 8 - Portage, WI		$726,621	$571,447	$155,174	12/31/2010		$728,677	$576,254	$152,423	12/31/2011		$744,730	$545,622	$199,108	6/30/2012 TTM		75.0%	$698,742	$535,505	$163,237		$41,925	$0	$121,312		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.19	Supertel Hospitality Portfolio - Quality Inn - Danville, KY		$846,321	$770,685	$75,636	12/31/2010		$666,512	$630,232	$36,280	12/31/2011		$755,749	$611,520	$144,230	6/30/2012 TTM		49.3%	$753,700	$645,251	$108,448		$45,222	$0	$63,226		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.20	Supertel Hospitality Portfolio - Super 8 - Pittsburg, KS		$475,538	$396,341	$79,197	12/31/2010		$575,037	$427,851	$147,186	12/31/2011		$536,769	$408,532	$128,237	6/30/2012 TTM		42.5%	$535,266	$424,138	$111,128		$32,116	$0	$79,012		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.21	Supertel Hospitality Portfolio - Super 8 - Mt. Pleasant, IA		$598,476	$418,580	$179,896	12/31/2010		$573,390	$426,766	$146,624	12/31/2011		$567,937	$409,820	$158,118	6/30/2012 TTM		46.8%	$566,475	$434,631	$131,844		$33,988	$0	$97,856		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		13.22	Supertel Hospitality Portfolio - Comfort Inn - Rocky Mount, VA		$659,493	$592,172	$67,321	12/31/2010		$732,520	$605,750	$126,769	12/31/2011		$672,479	$562,511	$109,968	6/30/2012 TTM		49.5%	$670,489	$588,142	$82,347		$40,299	$0	$42,048		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6, 9	14	Embassy Suites Napa Valley	2.0%	$10,492,256	$7,090,638	$3,401,618	12/31/2010	12.0%	$11,143,797	$7,396,868	$3,746,929	12/31/2011	13.2%	$11,478,108	$7,530,835	$3,947,273	10/31/2012 TTM	13.9%	70.0%	$11,451,467	$7,801,379	$3,650,088	12.9%	$458,059	$0	$3,192,029	11.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	15	Concorde Green Retail	1.9%	NAP	NAP	NAP	NAP	NAP	$2,265,573	$744,590	$1,520,983	12/31/2010	5.6%	$3,024,584	$943,700	$2,080,884	12/31/2011	7.7%	89.7%	$3,590,692	$1,025,155	$2,565,537	9.5%	$30,077	$190,489	$2,344,971	8.7%	Valli Produce	5/31/2038	96,870	48.3%	Salvation Army	12/31/2016	23,368	11.7%	Blast Fitness	2/28/2022	18,600	9.3%	YWCA	7/31/2015	11,400	5.7%
Loan		16	3555 Timmons	1.8%	$4,291,442	$1,928,825	$2,362,617	12/31/2010	9.5%	$4,151,833	$1,830,132	$2,321,701	12/31/2011	9.3%	$4,462,264	$1,972,040	$2,490,224	9/30/2012 YTD Ann.	10.0%	90.0%	$4,550,292	$2,131,989	$2,418,303	9.7%	$45,309	$379,504	$1,993,491	8.0%	HGAC	11/30/2019	65,199	28.9%	Linn Thurber	2,547 SF @ 4/8/2013; 17,150 SF @ 7/31/2015	19,697	8.7%	Victory Packaging, LP	11/30/2013	15,981	7.1%	Network International I	3/31/2018	12,422	5.5%
Loan		17	Sunvalley Shopping Center Fee	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$1,600,000	$0	$1,600,000	6.7%	$0	$0	$1,600,000	6.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4, 7	18	Agree Retail Portfolio	1.7%	$152,601	$8,602	$143,999		0.6%	$1,352,548	$229,455	$1,123,092		4.8%	$2,788,526	$258,937	$2,529,589		10.7%	100.0%	$2,960,390	$320,636	$2,622,768	11.1%	$4,227	$0	$2,618,541	11.1%
Property		18.1	Agree Retail Portfolio - CVS		NAP	NAP	NAP	NAP		$224,611	$0	$224,611	12/31/2011		$663,138	$0	$663,138	9/30/2012 YTD Ann.		100.0%	$697,957	$20,939	$677,018		$0	$0	$677,018		CVS	6/30/2029	15,791	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.2	Agree Retail Portfolio - Wawa		NAP	NAP	NAP	NAP		$2,570	$0	$2,570	12/31/2011		$230,434	$0	$230,434	9/30/2012 YTD Ann.		97.0%	$231,830	$6,955	$224,875		$0	$0	$224,875		WaWa	1/31/2032	4,800	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.3	Agree Retail Portfolio - Chase - Spring Grove		$5,396	$0	$5,396	12/31/2010		$182,500	$0	$182,500	12/31/2011		$182,500	$0	$182,500	9/30/2012 YTD Ann.		100.0%	$209,510	$6,285	$203,225		$0	$0	$203,225		Chase Bank	4/20/2038	4,300	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.4	Agree Retail Portfolio - AT&T		NAP	NAP	NAP	NAP		$258,828	$21,015	$237,813	12/31/2011		$267,756	$12,067	$255,689	9/30/2012 YTD Ann.		100.0%	$287,255	$27,540	$259,715		$0	$0	$259,715		AT&T	11/30/2025	4,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.5	Agree Retail Portfolio - National Tire - Dallas		NAP	NAP	NAP	NAP		$77,894	$2,026	$75,868	12/31/2011		$202,857	$14,481	$188,375	9/30/2012 YTD Ann.		100.0%	$184,564	$5,537	$179,027		$0	$0	$179,027		NTW, LLC	5/31/2036	8,074	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.6	Agree Retail Portfolio - Chase - Macomb		NAP	NAP	NAP	NAP		$0	$0	$0	NAP		$140,118	$0	$140,118	9/30/2012 YTD Ann.		100.0%	$177,763	$5,333	$172,430		$0	$0	$172,430		JPMorgan Chase Bank, N.A.	1/31/2029	4,200	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.7	Agree Retail Portfolio - Walgreens		NAP	NAP	NAP	NAP		$20,000	$0	$20,000	12/31/2011		$220,312	$0	$220,312	9/30/2012 YTD Ann.		100.0%	$223,000	$6,690	$216,310		$2,086	$0	$214,224		Walgreen Co.	3/31/2024	13,905	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.8	Agree Retail Portfolio - Kohl’s		$17,204	$8,602	$8,602	12/31/2010		$400,000	$200,000	$200,000	12/31/2011		$400,000	$200,000	$200,000	9/30/2012 YTD Ann.		100.0%	$400,000	$212,000	$188,000		$0	$0	$188,000		Kohl’s Department Stores, Inc.	1/31/2028	102,381	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.9	Agree Retail Portfolio - National Tire - Madison		NAP	NAP	NAP	NAP		$0	$0	$0	NAP		$118,986	$0	$118,986	9/30/2012 YTD Ann.		100.0%	$153,900	$4,617	$149,283		$0	$0	$149,283		National Tire & Battery Inc.	11/30/2036	6,900	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.10	Agree Retail Portfolio - Chase - Southfield		$130,000	$0	$130,000	12/31/2010		$130,000	$0	$130,000	12/31/2011		$130,000	$0	$130,000	9/30/2012 YTD Ann.		100.0%	$146,575	$4,397	$142,178		$0	$0	$142,178		Chase Bank	10/31/2029	4,270	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.11	Agree Retail Portfolio - Advance Auto Parts - Marietta		NAP	NAP	NAP	NAP		$56,144	$6,414	$49,730	12/31/2011		$118,366	$14,594	$103,772	9/30/2012 YTD Ann.		100.0%	$118,369	$16,948	$101,421		$941	$0	$100,480		Advance Stores Company, Incorporate	4/30/2026	6,271	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		18.12	Agree Retail Portfolio - Advance Auto Parts - Walker		NAP	NAP	NAP	NAP		$0	$0	$0	NAP		$114,060	$17,796	$96,265	9/30/2012 YTD Ann.		100.0%	$129,667	$3,395	$109,286		$1,200	$0	$108,086		Advance Stores Company, Inc.	12/31/2026	8,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		19	494 Broadway	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.4%	$2,023,465	$253,007	$1,770,458	7.7%	$2,620	$67,082	$1,700,756	7.4%	ODA Architecture	12/31/2015	5,958	45.5%	Pandora	1/31/2018	4,165	31.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		20	Riverside Market	1.6%	$3,746,885	$971,329	$2,775,556	12/31/2010	12.3%	$3,894,687	$982,763	$2,911,924	12/31/2011	12.9%	$4,023,184	$1,011,733	$3,011,451	9/30/2012 TTM	13.4%	93.5%	$3,896,523	$1,162,059	$2,734,464	12.2%	$32,242	$193,453	$2,508,769	11.2%	Winn-Dixie	11/18/2016	47,024	32.1%	Steinmart	2/28/2018	30,874	21.1%	Walgreen’s	11/30/2026	13,500	9.2%	Petco Animal Supplies	11/30/2014	11,442	7.8%
Loan		21	Village on Whitesburg	1.5%	$2,383,985	$412,961	$1,971,024	12/31/2010	9.7%	$2,337,436	$422,454	$1,914,982	12/31/2011	9.4%	$2,227,862	$422,364	$1,805,498	8/31/2012 TTM	8.9%	94.0%	$2,338,561	$459,455	$1,879,105	9.3%	$18,937	$92,318	$1,767,851	8.7%	Fresh Market, Inc.	12/31/2021	26,000	22.0%	Bonefish/Southern Limited	8/31/2015	6,000	5.1%	TRC Huntsville, LLC dba Shane’s Rib Shack	5/31/2022	5,400	4.6%	Drake’s Huntsville I, LLC	10/31/2022	5,293	4.5%
Loan		22	Trainers Corner Shopping Center	1.3%	$2,438,317	$798,507	$1,639,810	12/31/2010	8.7%	$2,447,681	$795,327	$1,652,354	12/31/2011	8.8%	$2,521,016	$780,542	$1,740,474	8/31/2012 TTM	9.3%	96.5%	$2,534,536	$825,287	$1,709,249	9.1%	$23,908	$63,835	$1,621,505	8.6%	Kohl’s	1/31/2024	88,248	55.3%	Michaels	2/28/2014	21,400	13.4%	RTS Leasing	6/30/2014	8,125	5.1%	Famous Footwear	10/31/2013	8,000	5.0%
Loan		23	345 Adams Street Retail	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.7%	$1,789,471	$340,072	$1,449,399	7.8%	$5,200	$55,122	$1,389,077	7.5%	Bright Horizons Children’s Center	5/28/2028	15,890	45.8%	Sugar & Plumm (Brooklyn) LLC	4/30/2034	11,012	31.8%	Panera Bread	3/31/2027	4,500	13.0%	Potbelly Sandwich Works, LLC	10/31/2022	2,181	6.3%
Loan		24	United Artists Theatres at Steinway Street	1.3%	$2,793,000	$319,941	$2,473,059	1/31/2011 FYE	14.1%	$2,756,004	$359,133	$2,396,871	1/31/2012 FYE	13.7%	$2,826,985	$297,946	$2,529,039	9/30/2012 YTD Ann.	14.5%	97.0%	$2,678,641	$354,856	$2,323,785	13.3%	$12,600	$83,160	$2,228,025	12.7%	United Artists Theatre	7/5/2016	84,000	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		25	Oakridge Office Park	1.2%	$2,615,612	$984,034	$1,631,578	12/31/2010	10.1%	$2,784,264	$969,214	$1,815,050	12/31/2011	11.3%	$2,837,800	$965,127	$1,872,673	11/30/2012 TTM	11.6%	80.9%	$2,906,483	$1,023,810	$1,882,673	11.7%	$63,103	$318,670	$1,500,900	9.3%	AT&T Corporation	186,275 - 7/31/2016; 51,240 SF - 9/30/2013	237,515	75.3%	Stenotype Institute	7/31/2021	30,000	9.5%	Broadwing Communication	2/28/2014	7,393	2.3%	NAP	NAP	NAP	NAP
Loan		26	10 Park Place	1.1%	$4,898,685	$2,876,637	$2,022,048	12/31/2010	13.5%	$5,088,652	$2,581,265	$2,507,387	12/31/2011	16.7%	$5,064,942	$2,601,918	$2,463,024	6/30/2012 TTM	16.4%	100.0%	$5,252,414	$2,880,637	$2,371,777	15.8%	$25,283	$0	$2,346,494	15.6%	Essex County	1/31/2026	157,711	99.8%	Lobby Shop	12/31/2017	250	0.2%	Irwin Roff	8/31/2015	55	0.0%	NAP	NAP	NAP	NAP
Loan		27	Yorkridge Center North	1.0%	$1,870,020	$471,218	$1,398,802	12/31/2010	10.2%	$1,636,361	$480,122	$1,156,239	12/31/2011	8.5%	$1,903,084	$465,053	$1,438,031	10/31/2012 TTM	10.5%	85.0%	$1,872,329	$442,382	$1,429,947	10.5%	$28,228	$150,870	$1,250,849	9.2%	Naden/Lean, LLC	10/31/2021	11,983	10.4%	Towson Connection, LLC	1/31/2018	10,817	9.4%	Celebree Learning Centers	2/28/2017	9,272	8.1%	Froehling & Robertson, Inc.	11/30/2017	7,296	6.3%
Loan		28	440 Broadway	1.0%	$377,751	$93,115	$284,636	12/31/2010	2.1%	$610,688	$128,283	$482,405	12/31/2011	3.6%	$515,612	$98,552	$417,060	10/31/2012 YTD Ann.	3.1%	97.0%	$1,183,334	$106,759	$1,076,575	8.1%	$1,300	$35,613	$1,039,662	7.8%	Footlocker	6/30/2023	8,665	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	29	Maryland Tech Center	0.9%	$1,796,482	$525,460	$1,271,022	12/31/2010	9.8%	$1,919,631	$536,699	$1,382,932	12/31/2011	10.7%	$2,007,366	$516,147	$1,491,219	8/31/2012 TTM	11.5%	85.0%	$1,816,748	$501,261	$1,315,487	10.1%	$24,598	$132,624	$1,158,265	8.9%	Metropolitan Gastroenterology Group	10/31/2015	10,260	8.4%	C&C Dance Company	7/31/2017	9,000	7.3%	Chesapeake Acceleration, LLC	5/31/2014	9,000	7.3%	AAF-McQuay, Inc.	5/31/2014	7,800	6.4%
Loan		30	North Ridge Shopping Center	0.9%	$2,343,014	$482,835	$1,860,179	12/31/2010	14.9%	$2,237,259	$500,280	$1,736,979	12/31/2011	13.9%	$2,370,544	$499,865	$1,870,679	6/30/2012 TTM	15.0%	93.0%	$2,451,111	$587,585	$1,863,526	14.9%	$25,471	$109,526	$1,728,528	13.8%	Harris Teeter	4/30/2016	43,247	25.5%	Rapid Fitness	3/31/2020	26,960	15.9%	Ace Hardware	9/30/2013	14,895	8.8%	Kerr Drug	6/30/2015	9,600	5.7%
Loan		31	Best Buy - Orange, CA	0.9%	NAP	NAP	NAP	NAP	NAP	$1,656,604	$0	$1,656,604	12/31/2011	13.8%	$1,113,880	$12,616	$1,101,264	9/30/2012 YTD Ann.	9.2%	93.5%	$1,876,120	$430,029	$1,446,091	12.1%	$6,851	$39,157	$1,400,082	11.7%	Best Buy Stores, LP	1/31/2024	45,675	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		32	Santa Fe Springs Marketplace	0.9%	$2,146,052	$658,404	$1,487,648	12/31/2010	12.4%	$2,042,559	$655,352	$1,387,207	12/31/2011	11.6%	$2,146,302	$667,518	$1,478,784	9/30/2012 YTD Ann.	12.3%	91.6%	$2,051,204	$689,631	$1,361,573	11.3%	$15,020	$79,105	$1,267,448	10.6%	Kragen Auto Parts	12/31/2015	18,014	18.0%	Rite Aid	5/31/2014	17,880	17.9%	Renal Treatment Center	1/31/2017	10,000	10.0%	Super Dollar	6/30/2016	5,762	5.8%
Loan		33	Pine Tree Shoppes	0.8%	$1,614,223	$414,280	$1,199,943	12/31/2010	10.9%	$1,574,117	$412,152	$1,161,965	12/31/2011	10.6%	$1,605,710	$426,118	$1,179,592	7/31/2012 TTM	10.7%	94.4%	$1,819,001	$506,294	$1,312,707	12.0%	$28,071	$59,998	$1,224,638	11.2%	Homeworks, Inc. (Arhaus)	6/30/2016	12,968	17.6%	Fidelity Brokerage Services	7/31/2015	6,300	8.5%	Panera Bread Company	1/31/2016	5,393	7.3%	Total Learning Center	2/28/2013	5,342	7.2%
Loan	5	34	Courtyard by Marriott Amarillo	0.8%	NAP	NAP	NAP	NAP	NAP	$2,892,220	$1,678,349	$1,213,871	12/31/2011	11.2%	$3,447,555	$1,926,119	$1,521,436	10/31/12 TTM	14.1%	72.8%	$3,402,108	$1,940,974	$1,461,134	13.5%	$136,084	$0	$1,325,049	12.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		35	Hampton Inn - Lexington	0.7%	$3,163,595	$1,901,536	$1,262,059	12/31/2010	12.9%	$3,092,037	$1,951,768	$1,140,269	12/31/2011	11.6%	$3,398,129	$2,030,848	$1,367,281	9/30/2012 TTM	14.0%	70.0%	$3,302,864	$1,994,101	$1,308,763	13.4%	$132,115	$0	$1,176,648	12.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	36	Bellevue Town Center	0.6%	$1,227,122	$308,149	$918,973	12/31/2010	10.2%	$1,058,087	$295,134	$762,953	12/31/2011	8.5%	$1,153,432	$274,557	$878,874	10/31/2012 YTD Ann.	9.8%	93.5%	$1,111,238	$338,138	$773,100	8.6%	$11,141	$58,673	$703,286	7.8%	Copps	10/31/2023	64,470	86.8%	Camera Case	11/30/2014	1,400	1.9%	Sally Beauty	1/31/2014	1,400	1.9%	Panda House	6/30/2014	1,400	1.9%
Loan	6	37	Addison Office	0.6%	$1,728,197	$812,234	$915,962	12/31/2010	10.4%	$1,987,927	$858,543	$1,129,383	12/31/2011	12.8%	$1,815,877	$826,356	$989,521	8/31/2012 TTM	11.2%	80.4%	$1,828,610	$870,466	$958,144	10.9%	$19,976	$192,496	$745,672	8.5%	Long Range Systems, Inc.	6/14/2015	41,524	22.9%	Arbonne International, LLC	9/30/2019	36,422	20.1%	Assurant Solutions	10/31/2018	31,330	17.3%	Diesel Displays, LLC	10/31/2014	23,250	12.8%
Loan		38	303 West Erie Street	0.6%	$1,524,724	$703,314	$821,411	12/31/2010	10.0%	$1,663,727	$817,429	$846,298	12/31/2011	10.4%	$1,752,704	$807,555	$945,149	7/31/2012 TTM	11.6%	92.0%	$1,615,715	$758,475	$857,240	10.5%	$12,448	$147,506	$697,286	8.5%	DBHMS	12/31/2018	9,276	14.9%	STIR CRAZY	12/31/2014	7,265	11.7%	AFLAC	12/31/2013	6,300	10.1%	TIPPLING HALL	8/30/2022	6,268	10.1%
Loan		39	Belton Marketplace	0.6%	$802,580	$241,027	$561,553	12/31/2010	7.0%	$841,170	$253,041	$588,129	12/31/2011	7.4%	$955,851	$238,346	$717,505	9/30/2012 TTM	9.0%	88.0%	$956,936	$235,786	$721,149	9.0%	$10,327	$64,683	$646,139	8.1%	JoAnn Stores, Inc.	1/31/2023	21,000	30.5%	Petsmart	4/18/2019	20,272	29.5%	Sears	7/31/2015	7,500	10.9%	Buffalo Wild Wings	12/31/2017	5,600	8.1%
Loan		40	Main Place	0.6%	$1,942,054	$776,420	$1,165,634	12/31/2009	15.2%	$1,823,626	$763,985	$1,059,641	12/31/2010	13.8%	$1,734,544	$797,491	$937,053	12/31/2011	12.2%	80.4%	$1,589,755	$784,589	$805,166	10.5%	$16,904	$132,693	$655,569	8.5%	Holland	5/31/2017	25,958	30.7%	Wells Fargo Bank	10/31/2015	8,412	10.0%	Berger/Abam Engineers, Inc.	6/30/2014	7,967	9.4%	Chicago Title	6/30/2015	6,400	7.6%
Loan	4	41	Texan Apartment Portfolio	0.5%	NAP	NAP	NAP		NAP	$440,873	$75,732	$365,141		5.1%	$859,701	$214,170	$645,531		9.1%	95.0%	$963,864	$350,989	$612,875	8.6%	$8,400	$0	$604,475	8.5%
Property		41.1	Texan Apartment Portfolio - 5117 N. Lamar		NAP	NAP	NAP	NAP	NAP	$251,223	$37,686	$213,537	12/31/2011 T-4.5		$667,031	$165,469	$501,562	7/31/2012 TTM		95.0%	$769,579	$290,240	$479,339		$6,900	$0	$472,439		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		41.2	Texan Apartment Portfolio - 304 E. 30th St.		NAP	NAP	NAP	NAP	NAP	$189,650	$38,046	$151,604	12/31/2011		$192,670	$48,701	$143,969	7/31/2012 TTM		95.0%	$194,285	$60,749	$133,536		$1,500	$0	$132,036		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		42	Brentwood on Wilshire	0.5%	$829,245	$398,012	$431,233	12/31/2010	6.2%	$1,004,276	$421,981	$582,295	12/31/2011	8.3%	$1,077,564	$420,246	$657,318	9/30/2012 YTD Ann.	9.4%	90.9%	$1,093,819	$409,706	$684,113	9.8%	$5,442	$59,313	$619,358	8.8%	CML Media Group	12/31/2014	10,656	39.2%	Tessler & Company	12/31/2018	4,805	17.7%	Groundswell Production	2/28/2014	4,683	17.2%	El Capital	8/31/2014	3,800	14.0%
Loan		43	34 Gansevoort	0.5%	$318,391	$131,286	$187,105	12/31/2010	2.7%	$621,254	$137,609	$483,645	12/31/2011	6.9%	$664,114	$149,191	$514,923	9/30/2012 TTM	7.4%	95.0%	$713,781	$153,741	$560,039	8.0%	$1,524	$38,089	$520,427	7.4%	Blow Pro Chelsea Market, LLC	6/30/2016	2,709	26.7%	Beth’s Boutique, LLC	12/31/2020	2,200	21.7%	The 7th Chamber, Inc.	1/31/2015	1,421	14.0%	Orl’o, Inc.	6/14/2020	1,421	14.0%
Loan		44	Walgreens - Ossining, NY	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$668,000	$20,040	$647,960	10.3%	$2,680	$0	$645,280	10.3%	Walgreens	5/31/2036	13,398	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		45	Walgreens - Austin, TX	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$733,000	$21,990	$711,010	14.2%	$3,000	$0	$708,010	14.2%	Walgreen’s	1/31/2035	14,820	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		46	Walgreens - Abilene, TX	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$446,886	$13,407	$433,479	9.0%	$2,910	$0	$430,569	9.0%	Walgreens	8/31/2037	14,550	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		47	Lowe’s Center Outparcels	0.3%	$784,247	$300,367	$483,880	12/31/2010	10.2%	$919,321	$308,589	$610,732	12/31/2011	12.9%	$999,965	$347,565	$652,400	8/31/2012 TTM	13.7%	84.8%	$888,625	$354,166	$534,459	11.3%	$8,883	$48,857	$476,720	10.0%	99 Cents Only Store	1/31/2017	20,000	45.0%	O’Reilly Auto Parts	1/31/2017	6,000	13.5%	T-Shirt Warehouse	7/31/2019	5,040	11.3%	Verizon Wireless	8/31/2015	3,900	8.8%
Loan		48	Walgreens - Fayetteville, NC	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$439,290	$13,179	$426,111	9.3%	$0	$0	$426,111	9.3%	Walgreens	9/30/2037	14,820	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		49	Lantana Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	$698,565	$320,306	$378,259	12/31/2011	8.2%	$726,311	$293,930	$432,381	9/30/2012 TTM	9.4%	95.0%	$734,723	$310,276	$424,447	9.2%	$17,500	$0	$406,947	8.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		50	Walgreens - Edgewood Rd., Cedar Rapids, IA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$420,000	$12,600	$407,400	9.4%	$3,000	$0	$404,400	9.3%	Walgreen’s	10/31/2035	14,820	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		51	Grosse Pointe Retail & Office	0.3%	$940,402	$327,876	$612,526	12/31/2009	14.6%	$856,662	$341,363	$515,299	12/31/2010	12.3%	$847,837	$339,400	$508,437	12/31/2011	12.1%	86.0%	$853,274	$397,702	$455,572	10.9%	$8,092	$41,753	$420,727	10.1%	Brooks Brothers	12/31/2014	8,002	24.7%	Raymond James	1/1/2019	5,958	18.4%	PNC	3/31/2016	3,657	11.3%	Municipal Financial	8/31/2016	2,770	8.6%
Loan		52	Walgreens - O’Fallon, MO	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$450,000	$13,500	$436,500	10.6%	$3,000	$0	$433,500	10.6%	Walgreen’s	6/30/2029	15,120	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		53	Walgreens - Chicago, IL	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$460,000	$13,800	$446,200	11.0%	$2,700	$0	$443,500	10.9%	Walgreen’s	9/30/2029	13,552	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		54	Canoga Park Big Lots	0.3%	$441,279	$3,598	$437,681	12/31/2010	10.9%	$441,279	$11,165	$430,114	12/31/2011	10.8%	$470,590	$4,030	$466,561	9/30/2012 TTM	11.7%	93.5%	$453,705	$13,611	$440,094	11.0%	$13,479	$24,070	$402,545	10.1%	Big Lots	1/31/2022	32,093	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		55	Walgreens - C Ave. NE, Cedar Rapids, IA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$356,012	$10,680	$345,332	9.3%	$3,000	$0	$342,332	9.3%	Walgreen’s	4/30/2035	14,820	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		56	Hampton Inn Corydon	0.3%	$1,332,329	$876,181	$456,148	12/31/2010	13.1%	$1,303,352	$873,079	$430,273	12/31/2011	12.3%	$1,407,250	$951,887	$455,363	8/31/2012 TTM	13.0%	100.0%	$1,407,251	$958,489	$448,762	12.8%	$56,290	$0	$392,472	11.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		57	Polaris Commerce Center	0.2%	$485,860	$207,976	$277,884	12/31/2010	8.4%	$575,722	$195,230	$380,492	12/31/2011	11.5%	$485,185	$210,772	$274,413	9/30/2012 TTM	8.3%	91.9%	$562,352	$215,409	$346,943	10.5%	$12,917	$45,749	$288,277	8.7%	United Controls Group, Inc.	12/31/2015	19,807	36.8%	Medical Technology Resources	1/31/2019	12,150	22.6%	JP Morgan Chase Bank, NA	9/30/2017	9,045	16.8%	The Window Pro, LTD	1/31/2014	7,150	13.3%
Loan	4	58	Bridgestone & Dollar General Portfolio	0.2%	NAP	NAP	NAP		NAP	NAP	NAP	NAP		NAP	NAP	NAP	NAP		NAP	93.9%	$472,840	$140,885	$331,955	10.1%	$3,495	$6,168	$322,292	9.8%
Property		58.1	Bridgestone & Dollar General Portfolio - Bridgestone		NAP	NAP	NAP	NAP		$0	$0	$0	NAP		$0	$0	$0	NAP		91.7%	$334,876	$99,448	$235,428		$1,690	$6,168	$227,570		Bridgestone Retail Operations dba Firestone	7/31/2027	8,449	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property		58.2	Bridgestone & Dollar General Portfolio - Dollar General		NAP	NAP	NAP	NAP		$0	$0	$0	NAP		$0	$0	$0	NAP		100.0%	$137,964	$41,437	$96,527		$1,805	$0	$94,722		Dollar General	7/1/2027	9,026	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		59	Lakeview Center	0.2%	$494,593	$185,517	$309,076	12/31/2009	10.0%	$530,244	$129,911	$400,333	12/31/2010	12.9%	$486,815	$161,775	$325,040	12/31/2011	10.5%	90.8%	$478,796	$158,435	$320,361	10.3%	$3,832	$26,824	$289,705	9.4%	Bank of America	10/31/2016	4,925	25.7%	Cato #1125	1/31/2016	4,197	21.9%	Garland Dental Group	3/31/2016	3,629	18.9%	Mattress Zone	3/31/2013	2,685	14.0%
Loan		60	Walgreens - Bridgeton, NJ	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$395,000	$11,850	$383,150	12.8%	$2,900	$0	$380,250	12.7%	Walgreen’s	6/30/2030	14,560	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		61	Walgreens - Lincoln, NE	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$321,627	$9,649	$311,978	12.2%	$2,900	$0	$309,078	12.0%	Walgreen’s	4/30/2032	14,820	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		62	Walgreens - North Ogden, UT	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$270,000	$8,100	$261,900	10.6%	$2,900	$0	$259,000	10.5%	Walgreen’s	1/31/2033	14,490	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	63	Marion Ridge Self Storage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$444,128	$187,216	$256,912	9/30/2012 T-3 Ann.	15.1%	75.0%	$452,557	$239,151	$213,406	12.6%	$10,811	$0	$202,594	11.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan		64	CVS - Kings Mountain, NC	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	$166,860	$5,006	$161,854	12.3%	$2,734	$0	$159,120	12.1%	CVS	5/16/2018	10,125	100.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

APPENDIX I - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

					5TH LARGEST TENANT INFORMATION				MORTGAGE LOAN RESERVE INFORMATION														THIRD PARTY REPORTS						TOTAL MORTGAGE DEBT INFORMATION					TOTAL DEBT INFORMATION
Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	5th Largest Tenant	5th Largest Tenant Lease Expiration	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Zone (Y/N)	Seismic Report Date	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield
Loan	3	1	Chrysler East Building	11.8%	APG Asset Management US Inc.	12/31/2020	51,179	6.9%	$0	$15,573	$0	$10,000,000	$93,438	$0	$0	$945,207	$0	$0	$0	$0	$0	NAP	10/17/2012	NAP	10/16/2012	No	NAP	NAP	$265,000,000	$0	54.1%	1.99x	9.1%	$0	54.1%	1.99x	9.1%
Loan		2	Solomon Pond Mall	7.9%	Express	1/31/2019	7,861	2.0%	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	10/1/2012	NAP	10/1/2012	No	NAP	NAP
Loan	4, 6	3	Millennium Boston Retail	7.7%					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP
Property		3.1	Millennium Place		Cathay Bank	7/31/2014	6,000	2.2%															11/8/2012	NAP	11/8/2012	No	NAP	NAP
Property		3.2	One Charles Street		NAP	NAP	NAP	NAP															11/15/2012	NAP	11/8/2012	No	NAP	NAP
Loan	5, 6	4	Hilton Boston Back Bay	7.4%	NAP	NAP	NAP	NAP	$0	$108,854	$0	$0	$0	$0	$530,000	$183,004	$0	$0	$5,000,000	$0	$0	NAP	11/26/2012	NAP	11/26/2012	No	NAP	NAP						NAV	NAV	NAV	NAV
Loan	4, 7	5	Barnett Industrial Portfolio	4.4%					$159,750	$26,082	$0	$2,000,000	$43,471	$1,043,293	$215,265	$72,450	$0	$0	$523,369	$51,927	$0	Southern Electric Free Rent Reserve
Property		5.1	Barnett Industrial Portfolio - McHenry		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.2	Barnett Industrial Portfolio - Kansas City II		NAP	NAP	NAP	NAP															10/19/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.3	Barnett Industrial Portfolio - Thorn Hill		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.4	Barnett Industrial Portfolio - Kansas City		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.5	Barnett Industrial Portfolio - St. Louis		NAP	NAP	NAP	NAP															10/19/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.6	Barnett Industrial Portfolio - Waterfront		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.7	Barnett Industrial Portfolio - Lombard		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.8	Barnett Industrial Portfolio - Lebanon		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.9	Barnett Industrial Portfolio - Pittsburgh		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.10	Barnett Industrial Portfolio - Edgerton		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.11	Barnett Industrial Portfolio - Decatur		NAP	NAP	NAP	NAP															10/16/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.12	Barnett Industrial Portfolio - El Paso		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.13	Barnett Industrial Portfolio - South Bend		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.14	Barnett Industrial Portfolio - Libertyville		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.15	Barnett Industrial Portfolio - Cincinnati		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.16	Barnett Industrial Portfolio - Memphis		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	Yes	10/9/2012	11.00%
Property		5.17	Barnett Industrial Portfolio - Dayton		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.18	Barnett Industrial Portfolio - Romeoville		NAP	NAP	NAP	NAP															10/22/2012	NAP	10/19/2012	No	NAP	NAP
Property		5.19	Barnett Industrial Portfolio - Columbia		NAP	NAP	NAP	NAP															10/16/2012	NAP	10/18/2012	No	NAP	NAP
Property		5.20	Barnett Industrial Portfolio - Chicago Ridge		NAP	NAP	NAP	NAP															10/18/2012	NAP	10/18/2012	No	NAP	NAP
Loan	4, 7	6	Storage Post Portfolio	3.7%					$0	$4,271	$0	$0	$0	$0	$247,138	$102,539	$0	$0	$0	$746,925	$0	Yonkers Renovation
Property		6.1	Storage Post Portfolio - Long Island		NAP	NAP	NAP	NAP															12/11/2012	NAP	12/4/2012	No	NAP	NAP
Property		6.2	Storage Post Portfolio - Yonkers		NAP	NAP	NAP	NAP															12/12/2012	NAP	12/4/2012	No	NAP	NAP
Property		6.3	Storage Post Portfolio - Jersey City		NAP	NAP	NAP	NAP															12/12/2012	NAP	12/4/2012	No	NAP	NAP
Property		6.4	Storage Post Portfolio - Linden		NAP	NAP	NAP	NAP															12/12/2012	NAP	12/4/2012	No	NAP	NAP
Property		6.5	Storage Post Portfolio - Suffern		NAP	NAP	NAP	NAP															12/12/2012	NAP	12/4/2012	No	NAP	NAP
Property		6.6	Storage Post Portfolio - Webster		NAP	NAP	NAP	NAP															12/12/2012	NAP	12/4/2012	No	NAP	NAP
Loan		7	Valley West Mall	3.6%	Victoria’s Secret	1/1/2018	10,652	1.2%	$0	$0	$0	$0	$0	$0	$620,380	$206,793	$0	$0	$40,400	$0	$0	NAP	11/8/2012	NAP	10/9/2012	No	NAP	NAP
Loan		8	Scripps Research Building	3.0%	NAP	NAP	NAP	NAP	$0	$0	$0	$2,000,000	$100,000	$4,500,000	$120,387	$42,461	$0	$0	$0	$0	$0	NAP	11/21/2012	NAP	11/1/2012	Yes	11/1/2012	7.00%
Loan	6, 8	9	Amazon Fulfillment Center	2.9%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	10/3/2012	NAP	10/3/2012	No	NAP	NAP
Loan	6	10	Le Meridien Parker Palm Springs	2.7%	NAP	NAP	NAP	NAP	$0	$66,499	$0	$0	$0	$0	$59,928	$19,977	$0	$0	$34,375	$0	$0	NAP	10/16/2012	NAP	10/16/2012	Yes	10/16/2012	16.00%
Loan		11	Westborough Shopping Center	2.5%	Staples	3/31/2017	23,942	6.7%	$0	$0	$0	$0	$0	$0	$0	$48,509	$0	$0	$0	$0	$0	NAP	10/22/2012	NAP	10/22/2012	No	NAP	NAP
Loan		12	Court at Grant Avenue	2.2%	Pet Valu, Inc.	10/31/2017	3,168	2.0%	$0	$674	$0	$0	$1,875	$0	$126,702	$14,078	$0	$0	$0	$475,020	$0	Outstanding TI/LC Escrow; Free Rent Escrow	6/4/2012	NAP	6/4/2012	No	NAP	NAP
Loan	4, 7	13	Supertel Hospitality Portfolio	2.2%					$1,508,458	$101,596	$0	$0	$0	$0	$141,910	$70,955	$0	$0	$491,542	$0	$0	NAP
Property		13.1	Supertel Hospitality Portfolio - Comfort Inn - Morgantown, WV		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.2	Supertel Hospitality Portfolio - Hampton Inn - Shelby, NC		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.3	Supertel Hospitality Portfolio - Key West Inn - Key Largo, FL		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.4	Supertel Hospitality Portfolio - Super 8 - Creston, IA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.5	Supertel Hospitality Portfolio - Comfort Inn - Princeton, WV		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.6	Supertel Hospitality Portfolio - Super 8 - Coralville, IA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.7	Supertel Hospitality Portfolio - Comfort Inn - New Castle, PA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.8	Supertel Hospitality Portfolio - Comfort Inn - Farmville, VA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.9	Supertel Hospitality Portfolio - Super 8 - Menomonie, WI		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.10	Supertel Hospitality Portfolio - Super 8 - Keokuk, IA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.11	Supertel Hospitality Portfolio - Super 8 - O’Neill, NE		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.12	Supertel Hospitality Portfolio - Comfort Inn - Culpeper, VA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.13	Supertel Hospitality Portfolio - Super 8 - Storm Lake, IA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.14	Supertel Hospitality Portfolio - Days Inn - Farmville, VA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.15	Supertel Hospitality Portfolio - Super 8 - Burlington, IA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.16	Supertel Hospitality Portfolio - Comfort Inn - Chambersburg, PA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.17	Supertel Hospitality Portfolio - Hampton Inn - Cleveland, TN		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.18	Supertel Hospitality Portfolio - Super 8 - Portage, WI		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.19	Supertel Hospitality Portfolio - Quality Inn - Danville, KY		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.20	Supertel Hospitality Portfolio - Super 8 - Pittsburg, KS		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.21	Supertel Hospitality Portfolio - Super 8 - Mt. Pleasant, IA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Property		13.22	Supertel Hospitality Portfolio - Comfort Inn - Rocky Mount, VA		NAP	NAP	NAP	NAP															8/15/2012	NAP	8/15/2012	No	NAP	NAP
Loan	6, 9	14	Embassy Suites Napa Valley	2.0%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$200,364	$28,623	$0	$0	$0	$0	$0	NAP	8/16/2012	NAP	8/16/2012	Yes	8/14/2012	9.00%
Loan	10	15	Concorde Green Retail	1.9%	Family Dollar	12/14/2015	10,640	5.3%	$0	$2,506	$120,309	$0	$12,532	$601,536	$138,577	$46,192	$24,108	$4,018	$0	$4,086,873	$0	Valli Rent/CAM; Blast Occ/Rent/CAM; Outstanding TI/LC	9/10/2012	NAP	9/7/2012	No	NAP	NAP
Loan		16	3555 Timmons	1.8%	Ytterberg Deery	8/31/2017	12,363	5.5%	$0	$3,776	$135,927	$0	$23,598	$1,415,906	$0	$47,371	$0	$0	$0	$1,273,332	$0	Outstanding TI/LC Reserve Funds	10/10/2012	NAP	10/10/2012	No	NAP	NAP
Loan		17	Sunvalley Shopping Center Fee	1.7%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	10/22/2012	NAP	NAP	No	NAP	NAP
Loan	4, 7	18	Agree Retail Portfolio	1.7%					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP
Property		18.1	Agree Retail Portfolio - CVS		NAP	NAP	NAP	NAP															12/4/2012	NAP	12/3/2012	Yes	11/30/2012	3.00%
Property		18.2	Agree Retail Portfolio - Wawa		NAP	NAP	NAP	NAP															12/3/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.3	Agree Retail Portfolio - Chase - Spring Grove		NAP	NAP	NAP	NAP															11/27/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.4	Agree Retail Portfolio - AT&T		NAP	NAP	NAP	NAP															12/3/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.5	Agree Retail Portfolio - National Tire - Dallas		NAP	NAP	NAP	NAP															12/3/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.6	Agree Retail Portfolio - Chase - Macomb		NAP	NAP	NAP	NAP															11/29/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.7	Agree Retail Portfolio - Walgreens		NAP	NAP	NAP	NAP															12/4/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.8	Agree Retail Portfolio - Kohl’s		NAP	NAP	NAP	NAP															12/3/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.9	Agree Retail Portfolio - National Tire - Madison		NAP	NAP	NAP	NAP															12/4/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.10	Agree Retail Portfolio - Chase - Southfield		NAP	NAP	NAP	NAP															11/29/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.11	Agree Retail Portfolio - Advance Auto Parts - Marietta		NAP	NAP	NAP	NAP															11/29/2012	NAP	12/3/2012	No	NAP	NAP
Property		18.12	Agree Retail Portfolio - Advance Auto Parts - Walker		NAP	NAP	NAP	NAP															11/27/2012	NAP	12/3/2012	No	NAP	NAP
Loan		19	494 Broadway	1.6%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$70,797	$11,799	$0	$0	$0	$1,025,500	$0	Outstanding TI/LC Reserve; Rent Reserve Funds; ODA/4th Floor Reserve	10/25/2012	NAP	10/25/2012	No	NAP	NAP
Loan		20	Riverside Market	1.6%	Pier 1 Imports Inc.	2/29/2016	8,684	5.9%	$0	$2,687	$125,000	$0	$0	$0	$476,839	$39,737	$0	$0	$205,804	$0	$0	NAP	11/12/2012	NAP	11/13/2012	No	NAP	NAP
Loan		21	Village on Whitesburg	1.5%	Mattress Outlet, LLC dba Mattress King	4/30/2020	4,930	4.2%	$0	$1,578	$0	$0	$2,083	$125,000	$116,064	$8,914	$2,806	$2,890	$520,438	$0	$0	NAP	10/11/2012	10/5/2012	9/7/2012	No	NAP	NAP
Loan		22	Trainers Corner Shopping Center	1.3%	Dress Barn	12/31/2013	7,050	4.4%	$0	$1,330	$0	$285,000	$0	$0	$46,386	$46,386	$0	$0	$0	$64,500	$0	Outstanding TI/LC	8/24/2012	NAP	8/28/2012	No	NAP	NAP
Loan		23	345 Adams Street Retail	1.3%	NAP	NAP	NAP	NAP	$0	$433	$0	$0	$0	$0	$66,032	$11,005	$0	$0	$0	$2,403,469	$0	Outstanding TI/LC; Free Rent	10/25/2012	NAP	10/25/2012	No	NAP	NAP
Loan		24	United Artists Theatres at Steinway Street	1.3%	NAP	NAP	NAP	NAP	$0	$350	$0	$500,000	$5,810	$0	$17,096	$17,096	$0	$0	$0	$0	$0	NAP	11/20/2012	NAP	11/20/2012	No	NAP	NAP
Loan		25	Oakridge Office Park	1.2%	NAP	NAP	NAP	NAP	$0	$5,259	$0	$0	$26,293	$1,577,575	$61,017	$30,508	$0	$0	$12,500	$1,175,000	$0	Outstanding TIs & Rent Concession Funds; AT&T Reserve Funds	11/16/2012	NAP	11/15/2012	No	NAP	NAP
Loan		26	10 Park Place	1.1%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$18,074	$43,150	$0	$0	$0	$0	$0	NAP	12/4/2012	NAP	12/4/2012	No	NAP	NAP
Loan		27	Yorkridge Center North	1.0%	Evolution Sports Physiotherapy, Inc.	4/30/2017	6,000	5.2%	$0	$0	$0	$0	$9,584	$345,000	$76,589	$10,941	$0	$0	$0	$0	$0	NAP	11/14/2012	NAP	11/14/2012	No	NAP	NAP
Loan		28	440 Broadway	1.0%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$5,497	$0	$0	$0	$383,333	$0	Rent Reserve Funds	12/6/2012	NAP	12/6/2012	No	NAP	NAP
Loan	7	29	Maryland Tech Center	0.9%	Valcourt Exterior Building	1/31/2017	7,800	6.4%	$0	$0	$0	$0	$10,234	$368,400	$58,814	$19,604	$0	$0	$0	$0	$0	NAP	9/20/2012	NAP	9/20/2012	No	NAP	NAP
Loan		30	North Ridge Shopping Center	0.9%	Debby’s Hallmark	2/28/2017	8,808	5.2%	$0	$800	$19,200	$0	$8,900	$320,400	$0	$0	$0	$0	$0	$0	$0	Harris Teeter Reserve	10/25/2012	NAP	10/25/2012	No	NAP	NAP
Loan		31	Best Buy - Orange, CA	0.9%	NAP	NAP	NAP	NAP	$0	$305	$0	$450,000	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	10/16/2012	NAP	10/16/2012	Yes	10/18/2012	7.00%
Loan		32	Santa Fe Springs Marketplace	0.9%	Rent A Center	2/28/2015	5,400	5.4%	$0	$0	$0	$0	$8,178	$294,390	$66,798	$16,700	$0	$0	$164,938	$150,000	$0	Environmental Remediation Funds	10/3/2012	NAP	10/3/2012	Yes	10/3/2012	12.00%
Loan		33	Pine Tree Shoppes	0.8%	Outside Inspirations, LLC	5/31/2019	4,440	6.0%	$0	$2,340	$0	$60,000	$5,000	$340,000	$58,200	$19,400	$0	$0	$0	$0	$0	NAP	8/13/2012	NAP	8/10/2012	No	NAP	NAP
Loan	5	34	Courtyard by Marriott Amarillo	0.8%	NAP	NAP	NAP	NAP	$0	$11,340	$0	$0	$0	$0	$0	$10,435	$0	$2,340	$0	$0	$0	NAP	11/12/2012	NAP	11/12/2012	No	NAP	NAP
Loan		35	Hampton Inn - Lexington	0.7%	NAP	NAP	NAP	NAP	$0	$11,010	$0	$0	$0	$0	$11,846	$11,846	$0	$0	$0	$0	$0	NAP	10/19/2012	NAP	10/19/2012	No	NAP	NAP
Loan	6	36	Bellevue Town Center	0.6%	H&R Block	4/30/2015	1,400	1.9%	$0	$0	$0	$0	$0	$0	$0	$12,500	$0	$0	$0	$0	$0	NAP	11/20/2012	NAP	11/20/2012	No	NAP	NAP
Loan	6	37	Addison Office	0.6%	Augur, Inc.	4/30/2017	20,765	11.4%	$270,000	$2,270	$81,720	$300,000	$16,041	$300,000	$0	$0	$0	$0	$0	$0	$0	NAP	10/22/2012	NAP	10/22/2012	No	NAP	NAP
Loan		38	303 West Erie Street	0.6%	SPY BAR	12/31/2017	6,200	10.0%	$0	$1,037	$0	$0	$7,780	$0	$90,349	$9,035	$1,146	$1,146	$6,250	$0	$0	NAP	7/3/2012	NAP	7/3/2012	No	NAP	NAP
Loan		39	Belton Marketplace	0.6%	Verizon	9/30/2014	2,640	3.8%	$0	$861	$0	$0	$5,734	$300,000	$20,700	$10,350	$0	$0	$7,188	$0	$0	NAP	11/8/2012	NAP	11/8/2012	No	NAP	NAP
Loan		40	Main Place	0.6%	Currie & McClain, P.S.	10/31/2013	3,447	4.1%	$0	$1,409	$50,712	$0	$9,860	$591,600	$12,427	$12,427	$6,413	$641	$0	$22,152	$0	Parking License Reserve	6/8/2012	NAP	6/8/2012	Yes	6/8/2012	14.00%
Loan	4	41	Texan Apartment Portfolio	0.5%					$0	$700	$0	$0	$0	$0	$0	$13,711	$15,000	$1,800	$0	$0	$0	NAP
Property		41.1	Texan Apartment Portfolio - 5117 N. Lamar		NAP	NAP	NAP	NAP															10/17/2012	NAP	10/17/2012	No	NAP	NAP
Property		41.2	Texan Apartment Portfolio - 304 E. 30th St.		NAP	NAP	NAP	NAP															10/17/2012	NAP	10/17/2012	No	NAP	NAP
Loan		42	Brentwood on Wilshire	0.5%	T-Mobile	10/31/2013	3,264	12.0%	$0	$567	$13,604	$0	$5,102	$122,426	$37,262	$14,163	$11,313	$943	$0	$0	$0	Liquidity Reserve	11/14/2012	NAP	11/14/2012	Yes	11/14/2012	7.00%
Loan		43	34 Gansevoort	0.5%	Context Matters, Inc.	7/31/2014	1,421	14.0%	$0	$0	$0	$0	$2,667	$350,000	$9,041	$9,041	$0	$0	$0	$75,000	$0	Elevator Repair & Violation Reserve	11/5/2012	NAP	10/31/2012	No	NAP	NAP
Loan		44	Walgreens - Ossining, NY	0.5%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$15,000	$1,250	Environmental Reserve	10/4/2012	NAP	10/3/2012	No	NAP	NAP
Loan		45	Walgreens - Austin, TX	0.4%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/29/2012	NAP	11/29/2012	No	NAP	NAP
Loan		46	Walgreens - Abilene, TX	0.3%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	9/5/2012	NAP	9/5/2012	No	NAP	NAP
Loan		47	Lowe’s Center Outparcels	0.3%	Panda Express	2/28/2017	1,900	4.3%	$0	$740	$26,649	$0	$3,517	$126,583	$29,494	$8,128	$0	$0	$7,000	$0	$0	NAP	9/18/2012	NAP	9/18/2012	Yes	9/18/2012	12.00%
Loan		48	Walgreens - Fayetteville, NC	0.3%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	9/28/2012	NAP	9/28/2012	No	NAP	NAP
Loan		49	Lantana Apartments	0.3%	NAP	NAP	NAP	NAP	$0	$1,458	$0	$0	$0	$0	$0	$9,374	$23,942	$2,176	$37,250	$0	$0	NAP	9/25/2012	NAP	9/25/2012	No	NAP	NAP
Loan		50	Walgreens - Edgewood Rd., Cedar Rapids, IA	0.3%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/30/2012	NAP	11/29/2012	No	NAP	NAP
Loan		51	Grosse Pointe Retail & Office	0.3%	The Majestic Group	4/30/2013	2,650	8.2%	$0	$675	$0	$150,000	$2,700	$150,000	$0	$12,178	$0	$743	$7,500	$0	$0	NAP	11/1/2012	NAP	11/1/2012	No	NAP	NAP
Loan		52	Walgreens - O’Fallon, MO	0.3%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/29/2012	NAP	11/29/2012	No	NAP	NAP
Loan		53	Walgreens - Chicago, IL	0.3%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/29/2012	NAP	11/29/2012	No	NAP	NAP
Loan		54	Canoga Park Big Lots	0.3%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/12/2012	NAP	11/13/2012	Yes	11/13/2012	12.00%
Loan		55	Walgreens - C Ave. NE, Cedar Rapids, IA	0.3%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/30/2012	NAP	11/29/2012	No	NAP	NAP
Loan		56	Hampton Inn Corydon	0.3%	NAP	NAP	NAP	NAP	$0	$4,691	$0	$0	$0	$0	$3,417	$3,417	$0	$0	$0	$0	$0	NAP	10/16/2012	NAP	10/16/2012	No	NAP	NAP
Loan		57	Polaris Commerce Center	0.2%	PrimeLending	6/30/2017	5,670	10.5%	$0	$1,076	$0	$0	$3,812	$0	$48,952	$8,159	$0	$0	$0	$0	$0	NAP	10/31/2012	NAP	11/1/2012	No	NAP	NAP
Loan	4	58	Bridgestone & Dollar General Portfolio	0.2%					$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP
Property		58.1	Bridgestone & Dollar General Portfolio - Bridgestone		NAP	NAP	NAP	NAP															8/13/2012	NAP	8/13/2012	No	NAP	NAP
Property		58.2	Bridgestone & Dollar General Portfolio - Dollar General		NAP	NAP	NAP	NAP															8/13/2012	NAP	8/13/2012	No	NAP	NAP
Loan		59	Lakeview Center	0.2%	Check ’N Go	10/31/2013	1,400	7.3%	$0	$319	$0	$0	$2,083	$100,000	$0	$6,779	$0	$392	$0	$0	$0	NAP	9/25/2012	NAP	9/27/2012	No	NAP	NAP
Loan		60	Walgreens - Bridgeton, NJ	0.2%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/29/2012	NAP	11/29/2012	No	NAP	NAP
Loan		61	Walgreens - Lincoln, NE	0.2%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/29/2012	NAP	11/29/2012	No	NAP	NAP
Loan		62	Walgreens - North Ogden, UT	0.2%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	11/29/2012	NAP	11/29/2012	Yes	11/29/2012	NAP
Loan	6	63	Marion Ridge Self Storage	0.1%	NAP	NAP	NAP	NAP	$0	$901	$0	$0	$0	$0	$5,735	$5,735	$0	$719	$12,500	$0	$0	NAP	7/12/2012	NAP	7/12/2012	No	NAP	NAP
Loan		64	CVS - Kings Mountain, NC	0.1%	NAP	NAP	NAP	NAP	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	NAP	10/11/2012	NAP	10/11/2012	No	NAP	NAP

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

(1)
MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; BANA—Bank of America, National Association; JNLIC—Jackson National Life Insurance Company; KNA—Keybank National Association. The Mortgage Loans originated by JNLIC and KNA were purchased by MSMCH, and MSMCH is the mortgage loan seller of the Mortgage Loans to the issuing entity.

(2)
The Administrative Fee Rate includes the master servicing fee, sub-servicing fee, trust advisor fee, trustee/certificate administrator/custodial fees, and any primary servicing fees applicable to each Mortgage Loan.

(3)
With respect to Mortgage Loan No. 1, Chrysler East Building, the mortgage loan is part of a $265,000,000 pari passu loan combination that is split evidenced by three pari passu promissory notes. The Chrysler East Building Mortgage Loan is evidenced by two such pari passu notes (Notes A-1 and A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000. The pari passu note not included in the Issuing Entity (Note A-2) evidences the related companion loan, which has an outstanding balance as of the Cut-Off Date of $100,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan. See “Description of the Mortgage Pool—The A/B Whole Loan and the Loan Pair” of this free writing prospectus.

(4)
With respect to Mortgage Loan Nos. 3, 5, 6, 13, 18, 41, and 58, Millennium Boston Retail, Barnett Industrial Portfolio, Storage Post Portfolio, Supertel Hospitality Portfolio, Agree Retail Portfolio, Texan Apartment Portfolio, and Bridgestone & Dollar General Portfolio, each mortgage loan is secured by multiple properties. For the purpose of the statistical information set forth in this free writing prospectus as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or UW NCF.

(5)
With respect to Mortgage Loan No. 4, Hilton Boston Back Bay, four mezzanine loans numbered one through four in the aggregate outstanding principal amount of $381,930,313 as of the Cut-off Date encumber indirectly a total of 28 properties, including the Hilton Boston Back Bay mortgaged property, on a cross-collateralized basis. With respect to Total Debt credit statistics related to the Hilton Boston Back Bay Mortgage Loan, the credit statistics are estimates based on the entire 28-hotel portfolio and are based on information received from the related sponsors of the Hilton Boston Back Bay Mortgage Loan (or their affiliates). Estimated Total Debt credit statistics may change based on changes to the mezzanine financing LIBOR index-based interest rates and changes in the outstanding balance of the mezzanine financing. Furthermore, the amounts and terms of the portfolios other first mortgage financings (which as of the Cut-off Date include, in addition to the Hilton Boston Back Bay Mortgage Loan, a $530,000,000 first mortgage loan secured by 25 of the hotels in the portfolio and a $112,600,000 first mortgage loan secured by two of the hotels in the portfolio) may also change which could lead to either an increase or decrease in the Total Debt credit statistics estimated in table above. The Total Debt UW NCF DSCR is 1.52x and is based on the approximate combined net cash flow of $91,948,463 for the entire 28-hotel portfolio as of TTM November 2012 and the approximate combined annual debt service of $60,383,233 for the four mezzanine loans and the three first mortgage loans encumbering the 28-hotel portfolio as of the Cut-off Date (inclusive of the Hilton Boston Back Bay Mortgage Loan). The Total Debt UW NOI Debt Yield is 10.4% and based on the approximate combined net operating income of $117,002,795 for the entire 28-hotel portfolio as of TTM November 2012 and the approximate combined current balance of $1,127,530,313 for the four mezzanine loans and the three first mortgage loans encumbering the 28-hotel portfolio as of the Cut-off Date and (inclusive of the Hilton Boston Back Bay Mortgage Loan). There are no recent appraisals available for the hotels included in the 28-hotel portfolio other than for the Hilton Boston Back Bay Property. See “Mortgage Loan No. 4 – Hilton Boston Back Bay—Mezzanine Loan and Preferred Equity” in Appendix III of this free writing prospectus.

With respect to Mortgage Loan No. 34, Courtyard by Marriott Amarillo, the borrower holds $2,042,950 in subordinate unsecured financing.

(6)
With respect to Mortgage Loan Nos. 3, 4, 9, 10, 14, 36, 37, and 63, Millennium Boston Retail, Hilton Boston Back Bay, Amazon Fulfillment Center, Le Meridien Parker Palm Springs, Embassy Suites - Napa Valley, Bellevue Town Center, Addison Office, and Marion Ridge Self Storage, the related loan documents permit future mezzanine financing generally subject to compliance with certain combined LTV and/or DSCR tests and/or Debt Yield tests.

(7)
With respect to Mortgage Loan Nos. 3, 5, 6, 13, 18, and 29, Millennium Boston Retail, Barnett Industrial Portfolio, Storage Post Portfolio, Supertel Hospitality Portfolio, Agree Retail Portfolio, and Maryland Tech Center, the related loan documents permit a partial collateral release subject to LTV and/or DSCR tests and/or Debt Yield tests, with partial defeasance or prepayment of the mortgage loan. In addition, with respect to Mortgage Loan No. 6, Storage Post Portfolio, and Mortgage Loan No. 18, Agree Retail Portfolio, the borrower may obtain a release of the lien of a mortgage encumbering an individual property (or properties) by substituting another property (or properties) subject to compliance with certain combined DSCR and NOI tests, among other conditions.

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

(8)
With respect to Mortgage Loan No. 9, Amazon Fulfillment Center, the property is subject to a ground lease between the borrower and the City of Chattanooga Industrial Development Board. However, the ground lessor has provided its fee interest as collateral for the subject loan, and the Title Type is shown as Fee.

(9)
With respect to Mortgage Loan No. 14, Embassy Suites Napa Valley, the mortgage loan has no grace period with respect to late charge and default other than one two-day grace period during any 12-month period, provided, however, that the borrower shall only be permitted to cure a total of two delinquent payments during the term of the loan.

(10)
With respect to Mortgage Loan No. 15, Concorde Green Retail, the appraised value represents the “as-stabilized” value as of August 25, 2013, which is dependent on certain tenants being in occupancy and open for business. As upfront escrows totaling approximately $4,086,873 were collected at closing, release of which is conditional upon the tenants being in occupancy and open for business, among other conditions, the “as-stabilized” value is utilized. The as-is value as of August 25, 2012 is $35,300,000. See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

A
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) at all times prior to the Open Prepayment Date, one half percent (0.5%) of the principal amount of the Loan being prepaid, and from and after the Open Prepayment Date, zero percent (0%) or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B
“Yield Maintenance Premium” shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

C
As used herein, “Yield Maintenance” means an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

D
“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date, from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Yield Maintenance Treasury Rate (defined below) plus .50% exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.l5-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Period Start Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

E
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F
“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to 1% of the principal amount of the Loan being prepaid; or (b) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.l5 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

G
“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually over (ii) the sum of (x) the principal amount being prepaid plus (y) the amount of interest thereon accrued to the date of such prepayment.

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

H
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

I
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

J
“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid prior to the Maturity Date, or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

K
After the Lockout Period Expiration Date, prepayment is permitted in full but not in part, upon thirty (30) days’ written notice, with payment to Noteholder of a yield maintenance premium (“Premium”) equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the next payment due on the month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of this Note, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve (12).
If more than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate,” as used herein, shall be the straight line interpolation of the current annual yield (or, if none, the most recent previous yield) of the two Key U.S. Treasury Securities (as hereinafter defined), which are closest to the Maturity Date (both before and after). The “Key U.S. Treasury Securities” are the 2, 5, 10 and 30 year U.S. Treasury Securities as published by Bloomberg, at 4 p.m. central time three (3) days prior to the payoff date. By way of example and not limitation, if 7 and ½ years remain until the Maturity Date at the time of prepayment, the straight line interpolation of the Treasury Rate would be the average of the then annual current yield (or, if none, the most recent previous yield) of the 5-year and the 10-year U.S. Treasury Securities.

If less than two years remain from the payoff date to the Maturity Date, the then “Treasury Rate” as used herein, shall be based on the Interpolated Cure Function (“ICUR”) as calculated by Bloomberg at 4 p.m. Central time three (3) days prior to the payoff date. The ICUR function interpolates the relevant shorter term U.S. Treasury Bonds or Notes to provide a current annual yield for the remaining term.

If any of the Key U.S. Treasury Securities are no longer in use or if for any reason Bloomberg ceases to publish such information, the Treasury Rate shall be based on the annual yields reported in another publication of comparable reliability and institutional acceptance or other relevant replacement of U.S. Treasury Securities as selected by Noteholder in its sole discretion.

L
After the Lockout Period Expiration Date, prepayment is permitted in full but not in part, upon thirty (30) days’ written notice, with payment to Noteholder of a yield maintenance premium (“Premium”) equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the next payment due in the month following the pay-off date, including any balloon payments, assuming payment in accordance with the repayment terms of this Note, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve (12).

If more than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate,” as used herein, shall be the straight line interpolation of the current annual yield (or, if none, the most recent previous yield) of the two Key U.S. Treasury Securities (as hereinafter defined), which are closest to the Maturity Date (both before and after). The “Key U.S. Treasury Securities” are the 2, 5, 10 and 30 year U.S. Treasury Securities as published by Bloomberg, at 4 p.m. central time three (3) days prior to the payoff date. By way of example and not limitation, if 7 and ½ years remain until the Maturity Date at the time of prepayment, the straight line interpolation of the Treasury Rate would be the average of the then annual current yield (or, if none, the most recent previous yield) of the 5-year and the 10-year U.S. Treasury Securities. If less than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate” as used herein, shall mean the current annual yield (or, if none, the most recent previous yield), of the 1 year U.S. Treasury Note as published by Bloomberg at p.m. central time three (3) days prior to the payoff date.

If any of the Key U.S. Treasury Securities are no longer in use or if for any reason Bloomberg ceases to publish such information, the Treasury Rate shall be based on the annual yields reported in another publication of comparable reliability and institutional acceptance or other relevant replacement of U.S. Treasury Securities as selected by Noteholder in its sole discretion.

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

M
Thereafter, prepayment is permitted at any time, in full but not in part, upon 30 days’ written notice, with payment to Noteholder of a yield maintenance premium (“Premium”) equal to the greater of (i) 1% of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the payment due on the month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of this Note, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein; divided by 12.

If more than one year remains from the payoff date to the Maturity Date, the term “Treasury Rate,” as used herein, shall mean the average (arithmetic mean) of the current yield (or, if none, the most recent previous yield) of the two Key U.S. Treasury Securities (as hereinafter defined), which are closest to the Maturity Date (both before and after). The “Key U.S. Treasury Securities” are the 1, 2, 3, 5, 10 and 30 year U.S. Treasury Securities as published by Bloomberg, at 4 p.m. Central time 3 days prior to the payoff date. By way of example and not limitation, if 7 ½ years remain until the Maturity Date at the time of prepayment, the Treasury Rate would be the average of the then current yield (or, if none, the most recent previous yield) of the 5-year and the 10-year U.S. Treasury Securities.

If less than one year remains from the date payoff to the Maturity Date, the term “Treasury Rate” as used herein, shall mean the current yield (or, if none, the most recent previous yield), of the 1 year U.S. Treasury Note as published by Bloomberg at 4 p.m. Central time 3 days prior to the payoff date.

If any of the Key U.S. Treasury Securities are no longer in use or if for any reason Bloomberg ceases to publish such information, the Treasury Rate shall be based on the annual yields reported in another publication of comparable reliability and institutional acceptance or other relevant replacement U.S. Treasury Securities as selected by Noteholder in its sole discretion.

N
After the first sixty (60) months of the Loan, prepayment is permitted at any time, in full but not in part, upon 30 days’ written notice, with payment to Noteholder of a yield maintenance premium (“Premium”) equal to the greater of (i) 1% of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the next payment due on the month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of this Note, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve (12).

If more than one year remains from the payoff date to the Maturity Date, the term “Treasury Rate,” as used herein, shall be the straight line interpolation of the current annual yield (or, if none, the most recent previous yield) of the two Key U.S. Treasury Securities (as hereinafter defined), which are closest to the Maturity Date (both before and after). The “Key U.S. Treasury Securities” are the 1, 2, 3, 5, 10 and 30 year U.S. Treasury Securities as published by Bloomberg at 4 p.m. central time three (3) days prior to the payoff date. By way of example and not limitation, if 7 and ½ years remain until the Maturity Date at the time of prepayment, the straight line interpolation of the Treasury Rate would be the average of the then annual current yield (of, if none, the most recent previous yield) of the 5-year and the 10-year U.S. Treasury Securities. If less than one year remains from the payoff date to the Maturity Date, the term “Treasury Rate” as used herein, shall mean the current annual yield (or, if none, the most recent previous yield), of the 1-year U.S. Treasury Note as published by Bloomberg at 4 p.m. Central time three (3) days prior to the payoff date. For all loan payoffs, per diem interest will be based on a 365-day year including the day of payoff.

If any of the Key U.S. Treasury Securities are no longer in use or if for any reason Bloomberg ceases to publish such information, the Treasury Rate shall be based on the annual yields reported in another publication of comparable reliability and institutional acceptance or other relevant replacement of U.S. Treasury Securities as selected by Noteholder in its sole discretion.

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

O
After the Lockout Period Expiration Date, prepayment is permitted in full but not in part, upon thirty (30) days’ written notice, with payment to Noteholder of a yield maintenance premium (“Premium”) equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the next payment due in the month following the pay-off date, including any balloon payments, assuming payment in accordance with the repayment terms of this Note, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve (12).

If more than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate,” as used herein, shall be the straight line interpolation of the current annual yield (or, if none, the most recent previous yield) of the two Key U.S. Treasury Securities (as hereinafter defined), which are closest to the Maturity Date (both before and after). The “Key U.S. Treasury Securities” are the 2, 5, 10 and 30 year U.S. Treasury Securities as published by Bloomberg, at 4 p.m. central time three (3) days prior to the payoff date. By way of example and not limitation, if 7 and ½ years remain until the Maturity Date at the time of prepayment, the straight line interpolation of the Treasury Rate would be the average of the then annual current yield (or, if none, the most recent previous yield) of the 5-year and the 10-year U.S. Treasury Securities. If less than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate” as used herein, shall mean the current annual yield (or, if none, the most recent previous yield), of the 1 year U.S. Treasury Note as published by Bloomberg at 4 p.m. central time three (3) days prior to the payoff date.

If any of the Key U.S. Treasury Securities are no longer in use or if for any reason Bloomberg ceases to publish such information, the Treasury Rate shall be based on the annual yields reported in another publication of comparable reliability and institutional acceptance or other relevant replacement of U.S. Treasury Securities as selected by Noteholder in its sole discretion.

P
Thereafter, prepayment is permitted at any time, in full but not in part, upon 30 days’ written notice, with payment to Noteholder of a yield maintenance premium (“Premium”) equal to the greater of (i) 1% of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the payment due on the month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of this Note, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by 12.

If more than one year remains from the payoff date to the Maturity Date, the term “Treasury Rate,” as used herein, shall be the result of the straight line interpolation of the current annual yield (or, if none, the most recent previous yield) of the two Key U.S. Treasury Securities (as hereinafter defined), which are closest to the Maturity Date (both before and after). The “Key U.S. Treasury Securities” are the 1, 2, 3, 5, 10 and 30 year U.S. Treasury Securities as published by Bloomberg at 4 p.m. central time three (3) days prior to the payoff date. By way of example and not limitation, if 7 ½ years remain until the Maturity Date at the time of prepayment, the Treasury Rate would be the average of the then annual current yield (or, if none, the most recent previous yield) of the 5-year and the 10-year U.S. Treasury Securities. If less than one year remains from the payoff date to the Maturity Date, the term “Treasury Rate” as used herein, shall mean the current annual yield (or, if none, the most recent previous yield), of the 1-year U.S. Treasury Note as published by Bloomberg at 4 p.m. Central time three (3) days prior to the payoff date. For all loan payoffs, per diem interest will be based on a 365-day year including the day of payoff.

If any of the Key U.S. Treasury Securities are no longer in use or if for any reason Bloomberg ceases to publish such information, the Treasury Rate shall be based on the annual yields reported in another publication of comparable reliability and institutional acceptance or other relevant replacement of U.S. Treasury Securities as selected by Noteholder in its sole discretion.

MSBAM 2013-C7
FOOTNOTES TO APPENDIX I

Q
At any time after the first obligatory installment of principal and interest due under this Note, and upon giving the holder of this Note thirty (30) days prior written notice, the principal amount of this Note may be prepaid in full by paying, in addition to such principal amount, accrued interest, and all other sums due hereunder, a prepayment consideration equal to the greater of (A) an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance of this Note as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest on this Note including any final installment of principal payable on the Maturity Date determined by discounting such payments at the U.S. Treasury Security rate plus 50 basis points, as such rate is reported in the Wall Street Journal (or similar publication as determined by the holder of this Note) for the week ending prior to the date of the subject prepayment of principal, with a maturity date that is coterminous with the maturity date of this Note when compounded on a monthly basis, or if there is no U.S. Treasury Security having a maturity date coterminous with the maturity date of this Note, then the holder of this Note shall interpolate the rates of the U.S. Treasury Securities plus 50 basis points, having maturity dates closest to the maturity date of this Note; or (B) 1% of the prepaid principal amount.

R
After the first sixty (60) months of the Loan, prepayment is permitted at any time, in full but not in part, upon thirty (30) days’ written notice, with payment to Noteholder of a yield maintenance premium (“Premium”) equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the next payment due on the month following the pay-off date, including any balloon payments assuming payment in accordance with the repayment terms of this Note, less the current outstanding principal balance of the Loan. The interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve (12).

If more than two (2) years remain from the payoff date to the Maturity Date, the term “Treasury Rate,” as used herein, shall be the straight line interpolation of the current annual yield (or, if none, the most recent previous yield) of the two Key U.S. Treasury Securities (as hereinafter defined), which are closest to the Maturity Date (both before and after). The “Key U.S. Treasury Securities” are the 2, 5, 10 and 30 year U.S. Treasury Securities as published by Bloomberg at 4:00 p.m. Eastern time three (3) days prior to the payoff date. By way of example and not limitation, if 7 and ½ years remain until the Maturity Date at the time of prepayment, the straight line interpolation of the Treasury Rate would be the average of the then annual current yield (or, if none, the most recent previous yield) of the 5-year and the 10-year U.S. Treasury Securities. If less than two years remain from the payoff date to the Maturity Date, the term “Treasury Rate” as used herein, shall be based on the Interpolated Curve Function (“ICUR”) as calculated by Bloomberg at 4:00 p.m. Eastern time three (3) days prior to the payoff date. The ICUR Function interpolates the relevant shorter term U.S. Treasury Bonds or Notes to provide a current annual yield for the remaining term.

If any of the Key U.S. Treasury Securities are no longer in use or if for any reason Bloomberg ceases to publish such information, the Treasury Rate shall be based on the annual yields reported in another publication of comparable reliability and institutional acceptance or other relevant replacement of U.S. Treasury Securities as selected by Noteholder in its sole discretion.